Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-262548

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell securities and are not an offer to buy securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION
DATED JANUARY 5, 2026

Preliminary Prospectus Supplement
To Prospectus Dated February 22, 2022

Republic of Chile

€                                      % Notes due

The                % notes due (the “notes”) will mature on                ,                and will initially bear interest at a rate of                % per year and, from and including the Interest Rate Determination Date (as defined below): (i) at the same rate, if Chile satisfies SPT Event 4a but fails to satisfy SPT Event 4b (each term as defined below), (ii) at such rate adjusted upward by 25 basis points per year, if Chile (x) fails to satisfy both SPT Events or (y) satisfies SPT Event 4b but fails to satisfy SPT Event 4a, or (iii) at such rate adjusted downward by 25 basis points per year, if Chile satisfies both SPT Events, pursuant to the terms set forth under “Description of the Notes—General Terms of the Notes.” Interest on the notes is payable on of each year, commencing on                , 2027. Chile may redeem the notes, in whole or in part, before maturity on the terms described in the section entitled “Description of the Notes—Optional Redemption” in this prospectus supplement.

The notes will be issued under an indenture and constitute a separate series of debt securities thereunder. The indenture contains provisions regarding future modifications to the terms of the notes that differ from those applicable to Chile’s outstanding public external indebtedness issued prior to December 2, 2014. Under these provisions, which are described beginning on page 7 of the accompanying prospectus dated February 22, 2022, Chile may amend the payment provisions of any series of debt securities (including the notes) and other reserve matters listed in the indenture with the consent of the holders of: (1) with respect to a single series of debt securities, more than 75% of the aggregate principal amount of the outstanding debt securities of such series; (2) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of debt securities, more than 662/3% of the aggregate principal amount of the outstanding notes of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the proposed modification, taken individually.

The notes will constitute direct, general, unconditional and unsubordinated external indebtedness of Chile for which the full faith and credit of Chile is pledged. The notes rank and will rank without any preference among themselves and equally with all other unsubordinated external indebtedness of Chile. It is understood that this provision will not be construed so as to require Chile to make payments under the notes ratably with payments being made under any other external indebtedness.

Application will be made for the notes to be admitted for trading to the International Securities Market (“ISM”) of the London Stock Exchange. The ISM is not a regulated market for the purposes of Regulation EU No. 600/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and the regulations made under the EUWA (as amended, “UK MiFIR”). The ISM is a market designated for professional investors. Notes admitted to trading on the ISM are not admitted to the Official List of the Financial Conduct Authority of the United Kingdom (“FCA”). Neither the FCA nor the London Stock Exchange has approved, reviewed or verified the contents of this prospectus supplement.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission or regulatory body has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters are offering the notes subject to various conditions. The underwriters expect to deliver the notes to purchasers on or about            , 2026. The notes have been accepted for clearance through the clearing systems of Euroclear Bank SA/NV, as operator of the Euroclear System, or Euroclear, and Clearstream Banking, société anonyme, or Clearstream, Luxembourg.

Some of the notes will be offered and sold in transactions that are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Regulation S thereunder, and this prospectus supplement may be used in connection with such offers and sales.

	Public Offering Price		Underwriting Discount		Proceeds to Chile (before expenses)
Per note		%(1)		%		%(1)
Total for the notes	€		€		€

(1)	Plus accrued interest, if any, from , 2026.

Joint lead managers and bookrunners

Crédit Agricole CIB	J.P. Morgan	Santander	Société Générale Corporate & Investment Banking

                  , 2026

We are responsible for the information contained in this prospectus supplement and the accompanying prospectus and in any related free-writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement supplements the accompanying prospectus dated February 22, 2022, relating to Chile’s debt securities and warrants. If the information in this prospectus supplement differs from the information contained in the accompanying prospectus, you should rely on the updated information in this prospectus supplement.

You should read this prospectus supplement along with the accompanying prospectus. Both documents contain information you should consider when making your investment decision. You should rely only on the information provided in this prospectus supplement and the accompanying prospectus. Chile has not authorized anyone else to provide you with different information. Chile and the underwriters are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

Chile is furnishing this prospectus supplement and the accompanying prospectus solely for use by prospective investors in connection with their consideration of a purchase of the notes. Chile confirms that:

•	the information contained in this prospectus supplement and the accompanying prospectus is true and correct in all material respects and is not misleading as of its date;

•	it has not omitted facts, the omission of which makes this prospectus supplement and the accompanying prospectus as a whole misleading; and

•	it accepts responsibility for the information it has provided in this prospectus supplement and the accompanying prospectus.

In connection with the offering of the notes, Banco Santander, S.A., or any of its affiliates, may over-allot the notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date of adequate public disclosure of the final price of the notes and, if begun, may be ended at any time, but it must end no later than 30 calendar days after the date on which Chile received the proceeds of the issue, or no later than 60 calendar days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by Banco Santander, S.A., or any person acting for it, in accordance with all applicable laws, regulations and rules and will be undertaken at the offices of Banco Santander, S.A. (or any person acting for it) and on the ISM.

NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA

Prohibition of Sales to EEA Retail Investors – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

MiFID II Product Governance / Professional investors and ECPs only target market – Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining the appropriate distribution channels.

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The above selling restriction is in addition to any other selling restrictions set out below.

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM

Prohibition of Sales to UK Retail Investors – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA.

Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

UK MiFIR product governance / Professional investors and ECPs only target market – Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (“UK MiFIR”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) distributor should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

This prospectus supplement is for distribution only to persons who: (i) are outside the United Kingdom; (ii) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”); (iii) are persons falling within Articles 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order; or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

The above selling restriction is in addition to any other selling restrictions set out below.

NOTICE TO PROSPECTIVE INVESTORS IN SINGAPORE

Notification under Section 309B(1) of the Securities and Futures Act (Chapter 289) of Singapore, as modified from time to time (the “SFA”)⸺⸺The notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

CERTAIN DEFINED TERMS AND CONVENTIONS

Defined Terms

Terms used but not defined in this prospectus supplement have the meanings ascribed to them in the accompanying prospectus dated February 22, 2022.

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Currency of Presentation

Unless otherwise stated, Chile has converted amounts relating to a period into U.S. dollars (“U.S. dollars,” “dollars” or “US$”) or Chilean pesos (“pesos,” “Chilean pesos” or “Ps.”) using the average exchange rate for that period. For amounts at period end, Chilean pesos are translated into U.S. dollar amounts using the exchange rate at the period end. Translations of pesos to dollars have been made for the convenience of the reader only and should not be construed as a representation that the amounts in question have been, could have been or could be converted into dollars at any particular rate or at all.

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SUMMARY OF THE SUSTAINABILITY-LINKED BONDS AND RELATED FRAMEWORK

This summary highlights information contained elsewhere in this prospectus supplement. It is not complete and may not contain all the information that you should consider before investing in the notes. You should read this prospectus supplement carefully.

In 2022, Chile adopted its first sustainability-linked bond framework and issued US$2.0 billion principal amount of bonds thereunder. In June 2023, Chile adopted an updated sustainability-linked bond framework to incorporate a gender equality key performance indicator and issued US$2.25 billion and €750 million principal amount of bonds thereunder. In July 2025, Chile adopted a further updated sustainability-linked bond framework to incorporate a biodiversity key performance indicator with two components (such further updated framework, the “SLB Framework”). The SLB Framework has been developed to be aligned with best market practices and such alignment with best market practices has been evaluated by an independent corporate governance research, ratings and analytics firm. Such firm has indicated in a second party opinion delivered to the government that the SLB Framework is aligned with the International Capital Market Association’s Sustainability-Linked Bond Principles published in June 2024. See “The Economy—Environmental—Sustainability-Linked Bond Framework” in the Annual Report.

Chile’s SLB Framework describes Chile’s sustainability strategy priorities and sets out goals with respect to four key performance indicators (“KPIs”). The notes will incorporate the following two KPI components: (i) Percentage of Protected Areas and/or OECMs in Terrestrial Ecosystems (“KPI 4a”), and (ii) Percentage of Terrestrial Ecosystems in Protected Areas that Meet Key Effectiveness Metrics (“KPI 4b”) (in each case as defined below).

The sustainability performance target (“SPT”) for KPI 4a in connection with the notes comprises the following event: achieving at least 30% of the total national land surface area (including inland waters) covered by Protected Areas and/or OECMs (in each case as defined below) by December 31, 2030 (the “SPT Event 4a”), compared to 21.64% as of December 31, 2024. The SPT for KPI 4b in connection with the notes comprises the following event: achieving at least 10% of total national land surface area (including inland waters) under Protected Areas that meet key effectiveness metrics related to governance, planning, personnel, and monitoring by December 31, 2030 as described below (the “SPT Event 4b” and, together with the SPT Event 4a, the “SPT Events”).

Under the SLB Framework: (i) “Protected Area” means a specific and clearly delimited geographical area, formally designated by supreme decree of Chile’s Ministry of the Environment, for the purpose of ensuring, both in the short- and over the long-term, the preservation and conservation of Chile’s biodiversity, as well as the protection of the natural and cultural heritage and landscape values within such area; (ii) “OECMs” means other effective area-based conservation measures, as defined in Decision 14/8 of the United Nations Convention on Biological Diversity, a multilateral treaty guiding national strategies for biodiversity conservation; (iii) “Percentage of Protected Areas and/or OECMs in Terrestrial Ecosystems” means the percentage obtained by dividing (a) the total national land surface area (including inland waters) covered by Protected Areas and OECMs, expressed in square kilometers, by (b) the total national land surface area (including inland waters), expressed in square kilometers; and (iv) “Percentage of Terrestrial Ecosystems in Protected Areas that Meet Key Effectiveness Metrics” means the percentage obtained by dividing (a) the total national land surface area (including inland waters) covered by Protected Areas, expressed in square kilometers, that meet all key effectiveness metrics relating to governance, planning, personnel, and monitoring, as described in the immediately following paragraph, by (b) the total national land surface area (including inland waters), expressed in square kilometers.

With respect to SPT Event 4b: (i) the governance metric shall be deemed satisfied if the relevant Protected Area has an established consultative council or an equivalent mechanism (such as a working group or co-management agreement), supported by verifiable documentation evidencing its establishment and the holding of at least two meetings during the applicable calendar year; (ii) the planning metric shall be deemed satisfied if the relevant Protected Area has a management plan approved by resolution of the competent authority, the contents of which comply with the legal requirements set forth in Article 72 of Law No. 21,600 and applicable regulations, as evidenced by delivery of such resolution (for the avoidance of doubt, this metric shall be deemed satisfied if, at any time during the applicable calendar year, a management plan approved by resolution is in effect); (iii) the personnel metric shall be deemed satisfied if the relevant Protected Area has an adequate number of park rangers assigned thereto, taking into account the minimum required allocation between temporary and permanent personnel in accordance with the National Forest Service’s (Corporación Nacional Forestal) standard, which is attached as an annex to the SLB Framework, as evidenced by a report consolidating the relevant employment contracts; and (iv) the monitoring metric shall be deemed satisfied if, during the applicable calendar year, the relevant Protected Area has at least one of the following biodiversity monitoring systems in place: camera traps, satellite-based ecosystem coverage tools, or smart monitoring tools.

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Under the terms of the notes, from and including            , 2032 (the “Interest Rate Determination Date”), if Chile:

(a)	delivers an officer’s certificate to the trustee at least 30 days prior to the Interest Rate Determination Date, and such certificate contains a certification that, pursuant to the Verification Reports (as defined below):

•	both SPT Events have been met, the interest rate payable on the notes will decrease by 25 basis points per year;

•	none of SPT Events has been met, or the SPT Event 4b has been met but the SPT Event 4a has not been met, the interest rate payable on the notes will increase by 25 basis points per year; or

•	only SPT Event 4a has been met, the interest rate payable on the notes will remain the same; or

(b)	fails to deliver such officer’s certificate to the trustee at least 30 days prior to the Interest Rate Determination Date, or the satisfaction of the SPT Events has not been confirmed in the Verification Reports, the interest rate payable on the notes will increase by 25 basis points per year.

See “Description of the Notes—General Terms of the Notes” in this prospectus supplement.

Pursuant to the SLB Framework, Chile has committed to publish annually, no later than June 30 of each year, a report on its website containing a qualitative or quantitative explanation of the main factors behind the evolution of the KPIs and the overall progress of the KPIs (each such report, an “SLB Report”). Information regarding KPI 4a and KPI 4b is expected to be produced annually and included in the SLB Report starting from 2027. The SLB Report is expected to include the most recent available information on the KPIs and any additional information to enable investors to monitor the progress of the KPIs.

Additionally, pursuant to the SLB Framework, the performance of KPI 4a will be measured through data reported by the Ministry of Environment (Ministerio de Medio Ambiente) to Protected Planet. Protected Planet is a global platform for data on terrestrial protected areas and OECMs managed by the United Nations Environment Program World Conservation Monitoring Centre in collaboration with the International Union for Conservation of Nature. Protected Planet is expected to process such data independently and provide its preliminary assessment to Chile. If Chile finds inconsistencies or expresses concerns regarding Protected Planet’s preliminary assessment, Chile may request Protected Planet to make the necessary corrections, providing back-up information to support its claim. Subsequently, Protected Planet is expected to publish the official figures in its global database, which will be final (the “KPI 4a Report”). Regarding KPI 4b, an official report on the status of each sub-component per Protected Area is expected to be prepared by the Ministry of Finance based on information provided by the Ministry of Environment (the “KPI 4b Report” and, together with each KPI 4a Report, the “Reports”). In addition, regarding KPI 4b, Chile intends to appoint an independent entity which is expected to provide a limited annual assurance report. Chile expects to collect and include such data in the annual SLB Reports.

Further, no later than (i) December 31, 2031, Chile expects to publish on its website a verification report containing the information on the most recent KPI 4a Report and indicating if, pursuant to the information included in such KPI 4a Report, Chile has satisfied the SPT Event 4a (the “KPI 4a Verification Report”), and (ii) December 31, 2031, Chile expects to publish on its website a verification report containing the information on the most recent applicable KPI 4b Report and indicating if, pursuant to the information included in such KPI 4b Report, Chile has satisfied the SPT Event 4b (the “KPI 4b Verification Report” and, together with the KPI 4a Verification Report, the “Verification Reports”).

The terms of the notes will allow Chile to (i) appoint a qualified provider, as determined by Chile in good faith, of third-party assurance or attestation services to review Chile’s statement of the KPI 4a and KPI 4b, or (ii) substitute the KPI 4a Report or KPI 4b Report with similar reports produced by alternative independent entities or bodies, in each case, in the event that changes in the processes, entities, bodies or circumstances relating to such reports make their production impossible or impracticable.

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Each of the targets in the SPT Event 4a and the SPT Event 4b will be adjusted, as notified by Chile to the trustee in an officer’s certificate, to any other more ambitious target included in a sustainability performance target event set forth in any sustainability-linked notes that Chile may issue subsequent to the issuance of the notes. See “Description of the Notes—General Terms of the Notes” in this prospectus supplement.

We and the underwriters make no representation to any person, including any holder of notes, that the SPTs will be achieved. It will not be a breach or event of default under the indenture that will govern the notes if the SPTs are not met. See “Risk Factors—The notes are not “green bonds” and may not be a suitable investment for all investors seeking exposure to assets with sustainability characteristics and no assurance or representation is given as to the suitability or reliability for any purpose whatsoever of any opinion or other assurance from a third party (whether or not solicited by us) that may be made available in connection with our SLB Framework or the notes.”

The underwriters will have no obligation to monitor, inquire or verify (i) any confirmation regarding Chile’s KPI performance levels or the satisfaction or not of the SPTs or the related officer’s certificate or (ii) any sustainability-linked bond report and any verification assurance report relative to the SPTs or ensure compliance in connection with the delivery thereof by Chile and/or any other party.

The contents of the SLB Framework or, except as expressly set forth herein, the contents of any website referred to herein are not incorporated herein and do not form part hereof. See “General Information—Where you can find more information” in this prospectus supplement.

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SUMMARY OF THE OFFERING

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all the information that you should consider before investing in the notes. You should read this prospectus supplement and the accompanying prospectus carefully.

Issuer	Fisco de la República de Chile (“Republic of Chile” or “Chile”).

Aggregate Principal Amount	€ .

Issue Price	% plus accrued interest, if any, from , 2026.

Maturity Date	.
Form of Securities	Chile will issue the notes in the form of one or more registered global securities without coupons.

Denominations	Chile will issue the notes in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Interest

Chile will pay interest annually,             on of each year, commencing on             , 2027.

The notes will initially bear interest at the rate of % per year, from             , 2026 to the Interest Rate Determination Date and, from and including the Interest Rate Determination Date and ending on the maturity date, at the Subsequent Rate of Interest (each term as defined below).

Subsequent Rate of Interest

Under the terms of the notes, from and including the Interest Rate Determination Date, if Chile:

•      delivers an officer’s certificate to the trustee at least 30 days prior to the Interest Rate Determination Date (the “Notification Date”), and such certificate contains a certification that, pursuant to the Verification Reports:

•      both SPT Events have been met, the interest rate payable on the notes will decrease by 25 basis points per year;

•      none of SPT Events has been met, or the SPT Event 4b has been met but the SPT Event 4a has not been met, the interest rate payable on the notes will increase by 25 basis points per year; or

•      only SPT Event 4a has been met, the interest rate payable on the notes will remain the same; or

•      fails to deliver such officer’s certificate to the trustee on or prior to the Notification Date, or the satisfaction of the SPT Events has not been confirmed in the Verification Reports, the interest rate payable on the notes will increase by 25 basis points per year.

The corresponding interest rate from and including the Interest Rate Determination Date (either unchanged, or as adjusted to reflect the applicable increase or decrease, as set forth above) is referred to as the “Subsequent Rate of Interest.” See “Description of the Notes—General Terms of the Notes” in this prospectus supplement.

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Optional Redemption

The notes will be subject to redemption at the option of Chile, on terms described under “Description of the Notes—Optional Redemption” in this prospectus supplement.

For purposes of optional redemption, interest will be calculated assuming the notes matured on , 20 ( months prior to the maturity date of the notes) and taking into account the interest rate applicable on the notes on the redemption date; provided, however, that any optional redemption prior to the Interest Rate Determination Date shall take into account the Applicable Interest Rate (as defined below). See “Description of the Notes—General Terms of the Notes” in this prospectus supplement.

Status	The notes will constitute direct, general, unconditional and unsubordinated external indebtedness of Chile for which the full faith and credit of Chile is pledged. The notes rank and will rank without any preference among themselves and equally with all other unsubordinated external indebtedness of Chile. It is understood that this provision will not be construed so as to require Chile to make payments under the notes ratably with payments being made under any other external indebtedness.

Other Offerings	Concurrently with this offering, Chile intends to offer euro-denominated notes, which will not incorporate any KPIs, in an aggregate amount of up to € to be issued on or about , 2026 under the indenture, in an offering registered with the SEC. Additionally, Chile intends to announce the offer of dollar denominated notes to be issued under the indenture on or about the same date as the notes, in an offering registered with the SEC.

Withholding Tax and Additional Amounts	Chile will make all payments on the notes without withholding or deducting any taxes imposed by Chile or any political subdivision thereof or taxing authority therein, subject to certain specified exceptions. For more information, see “Description of the Securities—Debt Securities—Additional Amounts” in the accompanying prospectus.

Taxation	For a general summary of United States federal income tax consequences resulting from the purchase, ownership and disposition of a note, holders should refer to the discussion set forth under the heading “Taxation—United States Federal Taxation” in this prospectus supplement and the accompanying prospectus.

Further Issues	Chile may from time to time, without the consent of the holders, increase the size of the issue of the notes, or issue additional debt securities having the same terms and conditions as the notes in all respects, except for the issue date, issue price and first payment on those additional notes or debt securities; provided, however, that any additional debt securities subsequently issued that, for U.S. federal income tax purposes, are not issued pursuant to a “qualified reopening” of the notes, are not treated as part of the same “issue” as the notes, or have greater than a de minimis amount of original issue discount shall have a separate CUSIP, ISIN or other identifying number from the previously outstanding notes. Additional debt securities of a series issued in this manner will be consolidated and form a single series with the previously outstanding notes.

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Use of Proceeds	Chile estimates that the net proceeds (after deduction of estimated expenses of US$ , a portion of which will be reimbursed by affiliates of the underwriters) from the sale of the notes will be € . Chile intends to apply the proceeds of the notes for general governmental purposes.

Listing	Application will be made for the notes to be admitted for trading to the ISM of the London Stock Exchange.

Governing Law	State of New York.

Trustee, Registrar, Transfer Agent and Paying Agent	The Bank of New York Mellon.

Principal Paying Agent	The Bank of New York Mellon, London Branch.

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RISK FACTORS AND INVESTMENT CONSIDERATIONS

An investment in the notes involves a significant degree of risk. Investors are urged to read carefully the entirety of the accompanying prospectus together with this prospectus supplement and to note, in particular, the following considerations.

Risk Factors and Investment Considerations Relating to the Notes

Enforcement of Civil Liabilities; Waiver of Sovereign Immunity.

Chile is a foreign sovereign state. Consequently, it may be difficult for you or the trustee to obtain or enforce judgments of courts in the United States or elsewhere against Chile. See “Description of the Securities—Jurisdiction, Consent to Service, Enforcement of Judgments and Immunities from Attachment,” in the accompanying prospectus.

Market for the Notes.

Chile has been advised by the underwriters that the underwriters may make a market in the notes but they are not obligated to do so and may discontinue market making at any time without notice. Application will be made for the notes to be admitted for trading to the ISM of the London Stock Exchange. No assurance can be given as to the liquidity of the trading market for the notes. The price at which the notes will trade in the secondary market is uncertain.

The notes are not “green bonds” and may not be a suitable investment for all investors seeking exposure to assets with sustainability characteristics and no assurance or representation is given as to the suitability or reliability for any purpose whatsoever of any opinion or other assurance from a third party (whether or not solicited by us) that may be made available in connection with our SLB Framework or the notes.

Although the interest rate in respect of the notes is subject to downward or upward adjustment depending on whether Chile satisfies or fails to satisfy the SPT Events, the notes may not satisfy an investor’s requirements or any future legal or quasi-legal standards for investment in assets with sustainability characteristics. The notes are not being marketed as green, social or sustainable bonds. Chile intends to use the net proceeds from the sale of the notes offered by this prospectus supplement for general purposes of the government and, therefore, Chile does not intend to allocate the net proceeds specifically to projects or business activities meeting environmental or sustainability criteria or be subject to any other limitations associated with green, social or sustainable bonds.

Although Chile intends to satisfy the SPT Events, there can be no assurance of the extent to which Chile will be successful in doing so, in maintaining levels under such targets, or that any future investments Chile or others within Chile’s territory make, or actions that Chile takes, in furtherance of these targets will meet investor expectations or any binding or non-binding legal standards regarding sustainability performance, whether by any present or future applicable law or regulations or by any investor’s own by-laws or other governing rules or investment portfolio mandates, in particular with regard to any direct or indirect environmental, sustainability or social impact.

Adverse environmental, regulatory, political or social impacts may occur during the design, construction and operation of any investments that Chile or others within Chile’s territory make in furtherance of the targets in the SPT Events, or such investments may become controversial or criticized by activist groups or other stakeholders. It will not be an event of default under the notes nor will Chile be required to repurchase or redeem the notes if Chile fails to satisfy the SPT Events.

Given the nature of the KPIs and SPT Events as applied to a sovereign issuer, the performance KPI 4a will be measured through data reported by the Ministry of Environment to Protected Planet. Protected Planet is a global platform for data on terrestrial protected areas and OECMs managed by the United Nations Environment Program World Conservation Monitoring Centre in collaboration with the International Union for Conservation of Nature. Protected Planet is expected to process such data independently and provide its preliminary assessment to Chile. If Chile finds inconsistencies or expresses concerns regarding Protected Planet’s preliminary assessment, Chile may request Protected Planet to make the necessary corrections, providing back-up information to support its claim. Subsequently, Protected Planet is expected to publish the official figures in its global database, which will be final. Regarding KPI 4b, an official report on the status of each sub-component per Protected Area is expected to be prepared by the Ministry of Finance based on information provided by the Ministry of Environment. In addition, regarding KPI 4b, Chile intends to appoint an independent entity which is expected to provide a limited annual assurance report. However, no assurance can be given that such independent entity will be engaged or that such report will be provided, in which case, no external entity will be reviewing the information produced by Chile and the lack of such limited annual assurance report will not have any effects under the terms of the notes. Chile expects to collect and include such data in the annual SLB Reports. Further, no later than (i) December 31, 2031, Chile expects to publish on its website a verification report containing the information on the most recent KPI 4a Report and indicating if, pursuant to the information included in such KPI 4a Report, Chile has satisfied the SPT Event 4a, and (ii) December 31, 2031, Chile expects to publish on its website a verification report containing the information on the most recent applicable KPI 4b Report and indicating if, pursuant to the information included in such KPI 4b Report, Chile has satisfied the SPT Event 4b.

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The review of data in connection with the performance of the SPT Events will be performed by existing supranational or governmental teams or bodies, which may cease to exist, change or be replaced in the future, outside of Chile’s control. Even though the terms of the notes will allow Chile to (i) appoint a qualified provider, as determined by Chile in good faith, of third-party assurance or attestation services to review Chile’s statement of the KPI 4a and KPI 4b, or (ii) substitute the KPI 4a Report or KPI 4b Report with similar reports produced by alternative independent entities or bodies, in each case, in the event that changes in the processes, entities, bodies or circumstances relating to such reports make their production impossible or impracticable, no assurance can be given that Chile will be able to effect such appointment or substitution. Furthermore, in case of KPI 4b, an independent entity may not be available to provide a limited annual assurance report, and the absence of such limited annual assurance report will not have any consequences under the terms of the notes.

No assurance or representation is given by Chile or any underwriter as to the suitability or reliability for any purpose whatsoever of any opinion or similar validation of any third party (whether or not solicited by Chile) that may be made available in connection with Chile’s SLB Framework or the notes to fulfil any green, social, sustainability, sustainability-linked and/or other criteria. For the avoidance of doubt, any such opinion or similar validation is not and shall not be deemed to be incorporated into and/or form part of this prospectus supplement. Any such opinion or similar validation is not, nor should be deemed to be, a recommendation by Chile or any underwriter, or any other person to buy, sell or hold the notes. Any such opinion or similar validation is only current as of the date it was initially issued. Prospective investors must determine for themselves the relevance of any such opinion or similar validation and/or the information contained therein and/or the provider of such opinion or similar validation for the purpose of any investment in the notes. As of the date of this prospectus supplement, the providers of such opinions or similar validations are not subject to any specific regulatory or other regime or oversight. Any withdrawal of any such opinion, similar validation or any additional opinion or statement that Chile is not complying in whole or in part with any matters for which such opinion may have a material adverse effect on the value of the notes and/or result in adverse consequences for certain investors with mandates to invest in securities to be used for a particular purpose.

Furthermore, as there is currently no generally accepted definition (legal, regulatory or otherwise) of, nor market consensus as to what criteria a particular financial instrument must meet to qualify as, “green,” “social,” “sustainable” or “sustainability-linked” (and, in addition, the requirements of any such label may evolve from time to time), no assurance is or can be given to investors by Chile or the underwriters that the notes will meet any or all investor expectations regarding the notes or the SPTs qualifying as “green,” “social,” “sustainable” or “sustainability-linked” or that any adverse social and/or other impacts will not occur in connection with our striving to achieve the SPTs.

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USE OF PROCEEDS

Chile estimates that the net proceeds (after deduction of estimated expenses of US$             , a portion of which will be reimbursed by the underwriters or their affiliates) from the sale of the notes will be €            . Chile intends to apply the proceeds of the notes for general governmental purposes.

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RECENT DEVELOPMENTS

The information contained in this section supplements the information about Chile corresponding to the headings below that is contained in Exhibit 99.D to Chile’s annual report on Form 18-K for the fiscal year ended December 31, 2024, as amended. To the extent the information in this section differs from the information contained in such annual report, you should rely on the information in this section. Capitalized terms not defined in this section have the meanings ascribed to them in the annual report.

REPUBLIC OF CHILE

Recent Developments

The Chilean Government

On July 11, 2025, Law No. 21,755 on Regulatory Simplification and Promotion of Economic Activity (Simplificación Regulatoria y la Promoción de la Actividad Económica) was published in the Official Gazette. Among other measures (see “Recent Developments–Republic of Chile––Taxation” in the Annual Report), the law exceptionally extends the validity of provisional business licenses that expired during the Covid-19 health emergency, with extensions running from September 30, 2025 to December 2026, depending on their prior expiration date. The measure is aimed at promoting formalization, safeguarding employment stability, and preventing business closures due to unregularized licenses.

On October 1, 2025, Law No. 21,771 was published in the Official Gazette, amending the Organic Constitutional Law of the Public Prosecutor’s Office (Ministerio Público) to create a supra-territorial prosecutor’s office as a specialized unit to address organized crime and high-complexity offenses with supraterritorial or transnational scope. The law is aimed at strengthening criminal prosecution through data analysis, reporting, and standardized procedures, and is expected to take effect in April 2026.

On October 7, 2025, Law No. 21,773 was published in the Official Gazette, introducing a constitutional amendment that revises the rules governing the voting rights of foreign residents in Chile by increasing the minimum residence requirement from five to ten years of uninterrupted residence. The amendment is expected to take effect in 2026.

On October 17, 2025, Law No. 21,769 was published in the Official Gazette, creating the Government Internal Audit Service (Servicio de Auditoría Interna de Gobierno), a decentralized, public technical agency with legal personality and its own assets, reporting to the President of the Republic through the Ministry of the Interior. The purpose of the Government Internal Audit Service is strengthening risk management, internal control, and governance across central government bodies through internal audit assurance and advisory activities focused on efficiency, effectiveness, regulatory compliance, integrity and protection of public resources.

On November 13, 2025, Law No. 21,780 was published in the Official Gazette, establishing the National Service for Access to Justice and the Victims’ Defense Office (Servicio Nacional de Acceso a la Justicia y la Defensoría de Víctimas), creating a unified system for legal guidance, representation and psychosocial support to victims of crimes. The law replaces four existing Legal Assistance Corporations (Direcciones Regionales) and modernizes free legal services by integrating previously dispersed functions.

On November 19, 2025, Law No. 21,774 was published in the Official Gazette, promoting competition in Chile’s maritime cabotage market by partially opening it to foreign companies. As a consequence of Law No. 21,774, a foreign vessel that leaves import cargo in a Chilean port may, on its route of departure, carry national cargo to another port in the country. It also allows the repositioning of cargo by foreign ships in cases of port closures due to weather or strikes. The reform is expected to (i) generate economic, logistical and environmental benefits by diversifying the country’s freight and passenger transport options, (ii) reduce logistical costs and improve efficiency for long-distance cargo movements, while enhancing supply chain resilience and (iii) benefit strategic sectors and companies with high logistical demand, including energy and mining companies, through more competitive transport tariffs and improved access to maritime transport alternatives.

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Corporate Governance

On August 19, 2025, Law No. 21,757 was published in the Official Gazette, which seeks to increase women’s participation on the boards of publicly traded and special corporations by amending Article 31 of Law No. 18,046, on stock corporations (Ley sobre Sociedades Anónimas) (see “Recent Developments—Gender Promotion on Boards” in the Annual Report). On December 2, 2025, the Financial Market Commission (Comisión para el Mercado Financiero or “CMF”) issued General Rule No. 555 (Norma de Carácter General No. 555), which implements Law No. 21,757 by regulating the manner and timing in which companies must report the composition of their boards of directors to the CMF. Pursuant to this regulation, effective January 1, 2026, and no later than the fifth business day following each board election, companies are required to report to the CMF information regarding the date of the shareholders’ meeting, the identity and gender of each elected director and alternate and, where applicable, the reasons for not meeting the applicable maximum gender representation thresholds, which is expected to be phased in over time at 80% for 2026-2028, 70% for 2029-2031, and 60% beginning 2032.

Financial Sector

On December 3, 2025, the Chamber of Deputies approved a bill to promote the green hydrogen industry (Proyecto de Ley de Fomento a la Industria del Hidrógeno Verde). The bill proposes a transitional tax incentive program of approximately U.S.$2.8 billion to promote domestic demand for green hydrogen and its derivatives through annual competitive allocations of tax credits, and a special tax framework to encourage producers to establish operations in the Magallanes and Chilean Antarctic Region, leveraging the region’s natural advantages. The bill includes amendments to allow broader eligibility for incentives, refines criteria for revocation of awarded credits and expands the use of regional contributions for social and energy transition objectives. The bill is currently in its second constitutional procedure before the Senate, and may undergo amendments as it goes through the legislative process.

On October 27, 2025, the CMF published amendments to the registration framework applicable to securities brokers and commodity exchange brokers, amending General Rules No. 16 and No. 182 (Normas de Carácter General No. 16 y No. 182). The amendments update the procedures and requirements for registration in the Securities Brokers and Agents Registry (Registro de Corredores de Bolsa y Agentes de Valores) and in the Commodity Exchange Brokers Registry (Registro de Corredores de Bolsas de Productos) and incorporate an approval process and requirements for the provision of securities intermediation services. The revised framework includes new statutory requirements, eliminates application provisions, updates references to documentation issued by other public authorities and seeks to ensure regulatory symmetry between securities intermediaries and commodity exchange brokers, who may operate across securities and commodities exchanges and provide certain fintech-related services.

Tax

On October 28, 2025, the Ministry of Finance submitted a bill introducing tax relief measures for senior citizens in connection with the real estate tax (impuesto territorial), amending contributions to the Municipal Common Fund (Fondo Común Municipal), and postponing a pending real estate reassessment process. The bill provides that senior citizens whose annual income falls within the tax-exempt threshold (of up to 13.5 Annual Taxable Units (Unidades Tributarias Mensuales or “UTA”), or approximately $12,400) will have their real estate tax capped at 5% of their income, even if the appraised value of their primary residence exceeds the statutory threshold. For senior citizens within the second income bracket (of up to 30 UTA, or approximately $37,300) the payable tax is intended to be capped at the lesser of 50% of the legally assessed tax or 5% of their income. The bill also removes restrictions applicable in cases of co-ownership of the beneficiary property, adjusts the contribution rates of certain municipalities to the Municipal Common Fund, and is estimated to benefit approximately 100,000 senior citizens who own high-value properties but have low-income levels. The bill was approved by the Finance Committee (Comisión de Hacienda) of the Chamber of Deputies on December 3, 2025, and is currently pending before such Chamber.

Energy

On October 2, 2025, the Government published the National Decarbonization Plan (Plan de Descarbonización), a comprehensive energy transition roadmap of 28 measures designed to accelerate the decarbonization of Chile’s energy sector. The plan seeks to facilitate the orderly retirement or reconversion of coal-fired power plants, expand renewable generation capacity, strengthen strategic energy planning and transmission infrastructure, and improve the flexibility and reliability of the national power system to support higher levels of variable renewable energy deployment. The measures are organized around the following strategic pillars: (i) incentives for clean energy project development, (ii) planning and expansion of the transmission network, (iii) enhancements to system operation to enable deeper integration of renewables, and (iv) regulatory adjustments to create market conditions conducive to a low-carbon electricity matrix.

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Construction

On September 3, 2025, Law No. 21,763 was published in the Official Gazette, which amends the General Law of Urban Planning and Construction (Ley General de Urbanismo y Construcciones) to enhance urban planning by requiring public spaces to ensure safety, universal accessibility, and inclusive design that considers age, sex and disability. The law sets new standards for visibility and situational prevention, guiding municipalities and agencies to promote more functional and cohesive cities, though its implementation will require local regulatory adaptation.

On September 29, 2025, Law No. 21,770, the Sectorial Authorizations Framework Law (Ley Marco de Autorizaciones Sectoriales or “LMAS”) was published in the Official Gazette, establishing a general framework for state agencies that authorize projects or activities subject to regulatory limits. The law is intended to provide greater certainty for project holders and promote productivity, investment and growth through modernized, standardized, and simplified authorization procedures. Key features include alternative enabling mechanisms such as notices and sworn statements with the same effect as permits, standardized administrative procedures with mandatory maximum deadlines, the ability to invoke administrative silence and regulatory stability for projects with favorable Environmental Impact Assessments (Resolución de Calificación Ambiental Favorable) for up to eight years.

Presidential and Congressional Elections

On December 14, 2025, the presidential runoff election between José Antonio Kast and Jeannette Jara took place. Jeannette Jara, a member of the Communist Party and a left coalition candidate also backed by Frente Amplio (a left party) and center-left parties, received approximately 41.84% of the votes, while José Antonio Kast, a member of the Republican Party (Partido Republicano) and conservative candidate also backed by the National Libertarian Party (Partido Nacional Libertario), a right party, and center-right parties, received approximately 58.16% of the votes, becoming the elected President of the Republic. Mr. Kast will take office on March 11, 2026, succeeding President Gabriel Boric.

President-elect José Antonio Kast has stated that he intends to implement significant changes to the current political, social and economic frameworks, with a strong emphasis on public security and law enforcement policies as well as economic growth. His stated priorities include strengthening border protection to address illegal immigration, increasing penalties for organized crime, creating maximum-security prisons, strengthening prison security conditions, combating illicit trade and reducing the tax burden on individuals and businesses.

The following table sets forth the outcome of the first round and runoff presidential elections held in 2025:

2025 Presidential Election Vote
(%)

	First-Round	Runoff
Right(1)	36.86	58.16
Center-Right(2)	12.46	-
Center-Left(3)	26.85	41.84
Others(4)	22.83	-

(1)	Refers to the candidates José Antonio Kast (Partido Republicano) and Johannes Kaiser (Partido Nacional Libertario).
(2)	“Center-right” refers to the political-electoral alliance “Chile Vamos,” formed by Unión Demócrata Independiente, Renovación Nacional and Evolución Política (Evópoli). The candidate representing the center-right alliance in the 2025 elections was Evelyn Mathei.
(3)	“Center-left” parties formed a political-electoral alliance in 2025 called “Unidad por Chile,” comprising Partido Socialista, Partido por la Democracia, Partido Radical, Partido Liberal, the Communist Party and Frente Amplio. The candidate representing the left and center-left alliance in the 2025 elections was Jeannette Jara.
(4)	“Others” refers to the candidates Franco Parisi (Partido de la Gente), who received 19.71% of the votes; Marco Enríquez-Ominami (Partido Progresista), who received 1.20%; Harold Mayne-Nicholls (Independent), who received 1.26%; and Eduardo Artés (Unión Patriótica), who received 0.66%.

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The following table details the party composition of the Chamber of Deputies and Senate following the elections held on November 16, 2025:

Chamber of Deputies (in number of deputies)		Senate (in number of senators)
Chile Grande y Unido (Center-Right)(1)	34	Chile Grande y Unido (Center-Right)	18
Unidad por Chile (Left/Center-Left)(2)	61	Unidad por Chile (Left)	20
Cambio por Chile (Right) (3)	42	Cambio por Chile (Right)	7
Independents (outside of pacts)	1	Verdes, Regionalistas y Humanistas (Left)	3
Partido de la Gente (Center)	14	Independents (outside of pacts)	2
Verdes, Regionalistas y Humanistas (Left)	3
Total	155	Total	50

(1)	Political alliance currently composed of the following parties: Unión Demócrata Independiente, Renovación Nacional, Evolución Política (Evópoli) and Demócratas.
(2)	Political alliance currently composed of the following parties: Partido Comunista, Frente Amplio, Partido Socialista, Partido por la Democracia, Partido Demócrata Cristiano, Partido Radical and Partido Liberal.
(3)	Political alliance currently composed of the following parties: Partido Republicano, Partido Nacional Libertario and Partido Social Cristiano.

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2026 Budget

On December 12, 2025, Law No. 21,796 was published in the Official Gazette, approving the 2026 budget (“2026 Budget”) as submitted by the Chilean government to Congress in September 2025. The following table sets forth the main macroeconomic assumptions underlying the 2026 Budget when the bill was submitted to Congress:

2026 Budget Assumptions

Real GDP growth (% change compared to the prior year)	2.5
Real domestic demand growth (% change compared to the prior year)	2.9
CPI (% change December 2022/2023 compared to December 2023/2024, as applicable)	3.1
Annual average nominal exchange rate (Ps./US$1.00)	958
Annual average copper price (US$ cents per pound)	435

Source: Chilean Budget Office.

Under these assumptions, projected central government revenues, when measured in constant pesos of 2026, are expected to reach Ps. 81.0 billion in 2026. Projected central government expenditures, when measured in constant pesos of 2026, are expected to reach Ps. 86.3 billion in 2026. As a result, the effective deficit is expected to amount to 1.5% in 2026, while the central government’s gross debt is expected to reach 43.2% of GDP in 2026.

While the government believes that its assumptions and targets for the Chilean economy included in the 2026 Budget were reasonable when formulated, actual outcomes are beyond its control or significant influence, and will depend on future events. Accordingly, the government’s fiscal performance could differ from the assumptions, targets and estimates set forth in the relevant budget. Furthermore, the government may subsequently adjust the macroeconomic assumptions to reflect the latest developments relating to domestic and external factors.

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THE ECONOMY

Economic Performance Indicators

The following table sets forth changes in the monthly economic activity index (“Imacec”), Mining Imacec and Non-mining Imacec for the periods indicated:

Imacec, Mining Imacec and Non-mining Imacec
(% change from same period in previous year)

	Imacec	Mining Imacec	Non-mining Imacec
2025
January	3.0	(0.9)	3.6
February	0.1	(7.1)	1.1
March	4.5	5.3	4.5
April	3.1	12.3	2.3
May	3.5	12.2	2.5
June	3.3	(8.8)	4.9
July	1.8	(4.2)	2.6
August	0.3	(10.1)	1.7
September	2.7	(10.1)	1.7
October	2.2	(1.6)	2.6
November	1.2	(2.6)	1.7

Source: Chilean Central Bank.

The following table sets forth certain macroeconomic performance indicators for the periods indicated:

	Current Account (millions of US$)(1)	GDP Growth (in %)(2)	Domestic Demand Growth (in %)(2)
2025
First quarter	(299.1)	2.6	1.9
Second quarter	(2,084.2)	3.3	6.2
Third quarter	(4,598.6)	1.6	5.8

Notes:

(1) Current account data for the periods indicated.

(2) Compared to the same period in prior year.

Source:  Chilean Central Bank.

Gross Domestic Product

In the nine-month period ended September 30, 2025, real GDP increased 2.5% compared to the same period in 2024. During the nine-month period ended September 30, 2025, aggregate domestic demand increased 4.7%, gross fixed capital formation decreased 10.9%, total consumption increased 2.7%, exports increased 5.1% and imports increased 12.4%, in each case in real terms and compared to the same period in 2024.

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The following tables present GDP and expenditures measured at current prices and in chained volume at previous period prices, each for the periods indicated:

Nominal GDP and Expenditures
(at current prices for period indicated, in billions of Chilean pesos)

	Nine-month periods ended September 30,
	2024	2025
Nominal GDP	226,968	246,551
Aggregate domestic demand	218,261	239,698
Gross fixed capital formation	53,126	59,014
Change in inventories	(1,425)	1,166
Total consumption	166,560	179,518
Private consumption	132,073	141,963
Government consumption	34,487	37,555
Total exports	77,030	83,957
Total imports	68,322	77,104
Net exports	8,707	6,853

Source: Chilean Central Bank.

Real GDP and Expenditure
(chained volume at previous period prices, in billions of Chilean pesos)

	Nine-month periods ended September 30,
	2024	2025
Real GDP	154,050	157,894
Aggregate domestic demand	155,127	162,353
Gross fixed capital formation	34,455	38,225
Total consumption	120,799	124,112
Private consumption	95,193	97,732
Government consumption	25,780	26,562
Total exports	40,660	42,716
Total imports	42,967	48,284
Net exports	(2,307)	(5,568)

Source: Chilean Central Bank.

Composition of Demand

The primary component of aggregate demand is private consumption, which as a percentage of GDP, represented 57.6% in the nine-month period ended September 30, 2025. Government consumption was 15.2% in the nine-month period ended September 30, 2025. Another key component of demand, gross fixed capital formation, was 23.9% of GDP in the nine-month period ended September 30, 2025 and 23.4% in the nine-month period ended September 30, 2024.

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The following table presents nominal GDP by categories of aggregate demand for the periods indicated:

Nominal GDP by Aggregate Demand
(percentage of total GDP, except as indicated)

	Nine-month periods ended September 30,
	2024	2025
Nominal GDP (in billions of Chilean pesos)	226,968	246,551
Domestic absorption	96.2	97.2
Total consumption	73.4	72.8
Private consumption	58.2	57.6
Government consumption	15.2	15.2
Change in inventories	(0.6)	0.5
Gross fixed capital formation	23.4	23.9
Exports of goods and services	33.9	34.1
Imports of goods and services	30.1	31.3

Source: Chilean Central Bank.

Savings and Investment

In the nine-month period ended September 30, 2025, total gross savings (or domestic gross investment) reached 24.4% of GDP, an increase in relation to the 22.8% of GDP reached in the same period in 2024.

The following table presents information for savings and investment for the periods indicated:

Savings and Investment
(% of GDP)

	Nine-month periods ended September 30,
	2024	2025
National savings	21.5	21.7
External savings	1.3	2.7
Total gross savings or domestic gross investment	22.8	24.4

Source: Chilean Central Bank.

Principal Sectors of the Economy

In the nine-month period ended September 30, 2025, the primary sector increased by 2.1% (representing 15.1% of total nominal GDP), the manufacturing sector increased 3.7% (representing 8.3% of total nominal GDP), and the services sector increased by 2.7% (representing 66.6% of total nominal GDP), in each case, compared to the nine-month period ended September 30, 2024 and in real terms. The increase in the primary sector was driven by the increase in agriculture, livestock and forestry, and fishing.

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The following tables present changes in real GDP by sector and their respective growth rates for the periods indicated:

Nominal GDP by Sector
(% of GDP, except as indicated)

	Nine-month periods ended September 30,
	2024		2025
Primary sector		15.6		15.1
Agriculture, livestock and forestry		3.2		2.9
Fishing		0.5		0.7
Mining		11.9		11.6
Copper		10.3		10.2
Other		1.6		1.4
Manufacturing sector		9.0		8.3
Foodstuffs, beverages and tobacco		3.6		3.4
Textiles, clothing and leather		0.1		0.1
Wood products and furniture		0.4		0.3
Paper and printing products		0.6		0.5
Chemicals, petroleum, rubber and plastic products		1.9		1.7
Non-metallic mineral products and base metal products		0.5		0.4
Metal products, machinery and equipment and miscellaneous manufacturing		1.9		2.0
Services sector		65.5		66.6
Electricity, oil and gas and water		3.3		4.4
Construction		5.8		5.8
Trade and catering		10.6		10.1
Transport		5.6		6.0
Communications		2.5		2.4
Financial services		13.0		13.3
Housing		7.7		7.6
Personal services		12.5		12.6
Public administration		4.5		4.3
Subtotal		90.1		90.0
Net adjustments for payments made by financial institutions, VAT and import tariffs		9.9		10.0
Total GDP		100.0		100.0
Nominal GDP (in billions of Chilean pesos)	Ps.	226,968	Ps.	246,551

Source: Chilean Central Bank.

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Change in GDP by Sector
(% change from same period in previous year, except as indicated)

	Nine-month periods ended September 30,
	2024		2025
Primary sector		2.3		2.1
Agriculture, livestock and forestry		(0.3)		6.8
Fishing		(7.0)		17.5
Mining		4.4		(1.1)
Copper		(3.9)		(1.7)
Other		5.5		3.9
Manufacturing sector		1.8		3.7
Foodstuffs, beverages and tobacco		(0.3)		6.2
Textiles, clothing and leather		(6.0)		6.0
Wood products and furniture		4.2		(1.8)
Paper and printing products		13.2		1.8
Chemicals, petroleum, rubber and plastic products		3.1		0.5
Non-metallic mineral products and base metal products		(3.9)		0.4
Metal products, machinery and equipment and miscellaneous manufacturing		1.8		4.5
Services sector		2.4		2.7
Electricity, oil and gas and water		9.8		(1.6)
Construction		0.0		0.5
Trade and catering		4.1		5.7
Transport		6.6		3.8
Communications		(0.5)		1.3
Financial Services		(1.0)		1.5
Housing		1.8		2.6
Personal Services		3.1		4.3
Public Administration		2.5		0.2
Subtotal		2.2		2.5
Net adjustments for payments made by financial institutions, VAT and import tariffs		0.0		2.7
Total GDP		2.2		2.5
Real GDP (chained volume at previous year prices, in billions of Chilean pesos)	Ps.	154,050	Ps.	157,894

Source: Chilean Central Bank.

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BALANCE OF PAYMENTS AND FOREIGN TRADE

Balance of Payments

Chile’s balance of payment recorded a surplus of US$516 million for the nine-month period ended September 30, 2025, compared to a deficit of US$2,481 million for the same period in 2024.

Current Account

Chile’s current account recorded a deficit of US$6,982 million for the nine-month period ended September 30, 2025, compared to a deficit of US$3,076 million for the same period in 2024.

The merchandise trade surplus decreased to US$13.9 billion for the nine-month period ended September 30, 2025, compared to US$16.3 billion for the same period of 2024, mainly due to an increase in merchandise imports to US$63.9 billion compared to US$57.2 billion for the same period in 2024. This was partially offset by an increase in merchandise exports to US$77.8 billion from US$73.5 billion over the same period in 2024.

Capital Account and Financial Account

Chile’s capital account recorded a surplus of US$3 million for the nine-month period ended September 30, 2025, compared to a surplus of US$24 million for the same period in 2024.

The financial account registered a deficit of US$10.9 billion for the nine-month period ended September 30, 2025, compared to a deficit of US$7.5 billion for the same period in 2024. This decrease in the deficit was mainly due to a decrease in net portfolio investment.

The following table sets forth Chile’s balance of payments for the periods indicated:

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Balance of Payment
(in millions of US$)

	Nine-month period ended September 30,
	2024	2025
Current account
Current account, net	(3,076)	(6,982)
Goods and Services, net	9,338	7,144
Merchandise Trade Balance	16,276	13,854
Exports	73,486	77,779
Imports	57,210	63,925
Services	(6,938)	(6,710)
Credits	8,554	9,766
Debits	15,492	16,476
Income, net	(12,719)	(14,431)
Income from investment	(12,274)	(13,988)
Income from direct investment(1)	(10,237)	(12,179)
Abroad	4,702	4,035
From abroad	14,939	16,214
Income from portfolio investment	(1,529)	(1,602)
Dividends	1,174	1,508
Interest	(2,703)	(3,109)
Income from other investment	(508)	(207)
Credits	1,678	1,464
Debits	2,186	1,671
Current transfers, net	306	305
Credits	2,184	2,082
Debits	(1,879)	(1,777)
Capital and financial accounts
Capital and financial accounts, net	(7,473)	(10,933)
Capital account, net	24	3
Financial account, net	(7,498)	(10,936)
Direct investment, net	(9,487)	(5,497)
Direct investment abroad	1,098	5,234
Shares and other capital	(1,015)	2,142
Earnings reinvested	881	2,182
Debt instruments(2)	1,232	911
Direct investment to Chile	10,586	10,731
Shares and other capital	2,922	4,387
Earnings reinvested	6,035	6,350
Debt instruments(2)	1,629	(6)
Portfolio investment, net	7,409	9,081
Assets	7,008	12,268
Liabilities	(401)	3,187
Financial Derivatives, net	2,700	4,555
Other Investment, net(3)	(190)	(1,456)
Assets	3,257	(2,224)
Commercial credits	1,082	(197)
Loans	(43)	324
Currency and deposits	2,185	(2,388)
Other assets	4	10
Liabilities	1,297	6,830
Commercial credits	86	941
Loans(3)	1,732	4,925
Currency and deposits	(519)	966
Other liabilities	0	0
Assets in reserve, net	(2,481)	516
Errors and omissions, net	(2,481)	(3,957)
Financial account (excluding change in reserves)	(27,932)	(10,345)
Total balance of payments	(2,481)	516

Notes:

(1)	Includes interest.
(2)	Includes trade credits, loans, currency and deposits.
(3)	Short term net flows.

Source: Chilean Central Bank.

Merchandise Trade

The primary countries of origin of Chile’s imports for the nine-month period ended September 30, 2025, were China (which accounted for 28.1% of total imports), the United States (18.4%), Brazil (8.2%), Argentina (7.6%), Germany (3.3%) and Japan (2.1%). The primary destinations of Chile’s exports for the nine-month period ended September 30, 2025, were China (which received 35.6% of Chile’s total exports), the United States (16.9%), Japan (8.1%), South Korea (4.8%) and Brazil (4.7%). For the nine-month period ended September 30, 2025, Chile’s exports to Asia, as a percentage of total exports, decreased to 54.5% from 56.4% in 2024, while the proportion of Chile’s exports to the United States increased to 16.9% from 16.0% for the same period in 2024. Exports to Europe increased to 12.7% in 2025 from 11.3% in 2024, while exports to the Americas remained stable at 31.5% compared to 31.1% in 2024.

For the nine-month period ended September 30, 2025, merchandise exports totaled US$77.8 billion and merchandise imports totaled US$63.9 billion. Intermediate goods, such as oil and other fossil fuels, accounted for 50.9% of total imports in the nine-month period ended September 30, 2025, representing a lower share than for the same period in 2024. Consumer goods imports amounted to 27.3% over the same period, slightly higher than for the same period in 2024. Capital goods accounted for 21.8% of total imports, up from 19.4% for the same period in 2024.

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The following tables set forth information regarding exports and imports for the periods indicated:

Geographical Distribution of Merchandise Trade
(% of total exports/imports)

	Nine-month period ended September 30,
	2024	2025
Exports (FOB)
Americas:
Argentina	0.8	1.0
Brazil	5.2	4.7
Mexico	1.7	1.8
United States	16.0	16.9
Other	7.4	7.2
Total Americas:	31.1	31.5
Europe:
France	1.2	1.2
Germany	1.1	1.7
Netherlands	1.9	2.0
Spain	1.9	1.9
United Kingdom	0.6	0.5
Other	4.6	5.3
Total Europe:	11.3	12.7
Asia:
Japan	8.2	8.1
South Korea	5.0	4.8
Taiwan	1.0	0.8
China	37.1	35.6
Other	5.1	5.2
Total Asia:	56.4	54.5
Other:(1)	1.3	1.3
Total exports:	100%	100%
Imports (CIF)
Americas:
Argentina	8.2	7.6
Brazil	9.1	8.2
Mexico	2.3	1.8
United States	19.7	18.4
Other	8.6	7.7
Total Americas:	47.8	43.7
Europe:
France	1.4	1.5
Germany	3.3	3.3
Netherlands	0.6	0.6
Spain	2.3	2.3
United Kingdom	0.6	0.7
Other	6.8	6.9
Total Europe:	15.1	15.3
Asia:
Japan	2.4	2.1
South Korea	1.8	1.9
Taiwan	0.3	0.3
China	24.2	28.1
Other	5.5	6.2
Total Asia:	34.2	38.7
Other:(1)	2.8	2.4
Total imports:	100%	100%

Notes:

(1)            Includes Africa, Oceania and other countries, including those in tax free zones.

Source: Chilean Central Bank.

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Services Trade

For the nine-month period ended September 30, 2025, exported services decreased from 15% to 14%, and imported services increased from -2% to 6% compared to the same period in 2024.

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MONETARY AND FINANCIAL SYSTEM

Monetary and Exchange Rate Policy

Monetary Policy and Interest Rate Evolution

On December 16, 2025, the Chilean Central Bank lowered the Tasa de Política Monetaria (“TPM”) to 4.5%, mainly to follow the decreasing trend in inflation, which was within the 3.0% (+/-1.0%) target band.

Inflation

The following table shows changes in the Consumer Price Index (“CPI”) and the Producer Price Index (“PPI”) for the periods indicated:

Inflation (% change from the previous period)

	CPI	PPI(1)
Year ended December 31, 2024	4.5	11.2
Ten-month period ended October 31, 2025	3.4	9.7

(1) Manufacturing, mining and electricity, water and gas distribution industries.

Source: CPI Report, National Institute of Statistics.

Exchange Rate Policy

The Chilean peso traded at Ps. 911.18/US$1.00 on December 30, 2025 (the last banking business day of 2025 in Chile).

Observed Exchange Rates
(Chilean pesos per US$)

	High	Low	Average(1)	Period-End
Year ended December 31, 2023	945.601	781.49	839.07	884.59
Year ended December 31, 2024	996.35	877.12	943.58	992.12
December 2025 (through December 30, 2025)	1,012.76	904.54	951.64	911.18

Notes:

(1)          Represents the average daily rates for the period indicated.

Source: Chilean Central Bank.

Unidades de Fomento

On December 31, 2025, one Unidad de Fomento was equal to Ps. 39,727.96.

The following table shows the high, low, average and period-end Unidades de Fomento expressed in Chilean Peso for the periods indicated:

UF Values expressed in Chilean Peso

	High	Low	Average(1)	Period-End
Year ended December 31, 2023	36,789.36	35,122.26	35,974.37	36,789.36
Year ended December 31, 2024	38,416.69	36,679.62	37,508.22	38,416.69
Year ended December 31, 2025	39,727.96	38,362.10	39,073.57	39,727.96

Notes:

(1)           Represents the average daily rates.

Source: Chilean Central Bank.

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International Reserves

Net international reserves of the Chilean Central Bank totaled approximately US$42.0 billion as of September 30, 2025, compared to US$42.1 billion as of September 30, 2024.

The following table shows the composition of net international reserves of the Chilean Central Bank as of the dates indicated:

Net International Reserves of the Chilean Central Bank
(in millions of US$)

	As of September 30,
	2024	2025
Chilean Central Bank:
Assets:
Gold	21	30
Special Drawing Rights (SDRs)	3,510	3,530
Reserve position in the IMF	591	627
Foreign exchange and bank deposits	3,222	1,193
Securities	38,284	42,042
Other assets(1)	13	—
Total	45,629	45,780
Liabilities
Reciprocal Credit Agreements	—	—
Bonds and promissory notes	—	—
Accounts with international organizations	84	85
SDR allocations	3,397	3,428
Short Term Liabilities	—	277
Total	3,481	3,790
Total international reserves, net	42,148	41,990

Notes:

(1)	Includes reciprocal credit agreements with central banks members of the Latin American Integration Association (ALADI)’s Agreement of Reciprocal Payments and Credits.

Source: Chilean Central Bank.

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Money Supply

The following table sets forth the monetary aggregates as of the dates indicated:

Monetary Aggregates
(in billions of Chilean pesos)

	As of October 31,
	2024	2025
Currency in circulation	10,356.9	10,768.1
Demand deposits at commercial banks	7,941.1	8,443.4
Monetary Base	18,298.0	19,211.5
Currency in circulation	10,356.9	10,768.1
Demand deposits at commercial banks	47,545.5	48,533.4
M1(1)	57,902.4	59,301.5
Total time and savings deposits at banks	130,046.8	131,152.1
Others	2,873.4	2,695.7
M2(2)	190,822.7	193,149.3
Foreign currency deposits at Chilean Central Bank	29,986.5	30,301.5
Documents of Chilean Central Bank	16,044.2	19,672.2
Letters of Credit	70.1	59.5
Private Bonds	37,669.3	40,934.0
Others	79,509.6	91,769.6
M3(3)	354,102.3	375,886.1

Notes:

(1)	M1: Currency in circulation plus checking accounts net of float, demand deposits at commercial banks other than the former and other than demand savings deposits.
(2)	M2: M1 plus time deposits, time savings deposits, shares of mutual funds invested in up to one year term debt instruments and collections by saving and credit cooperatives (excluding time deposit of the mutual funds previously mentioned and of saving and credit cooperatives).
(3)	M3: M2 plus deposits in foreign currency, documents issued by the Chilean Central Bank, Chilean treasury bonds, letters of credit, commercial papers, corporate bonds, shares of the other mutual funds and shares of pension funds in voluntary savings (excluding mutual funds’ and pension funds’ investments in M3 securities).

Source: Chilean Central Bank.

The following tables show changes in selected monetary indicators for the period indicated:

Selected Monetary Indicators
(in % change from September 30, 2024)

As of September 30, 2025
M1 (% change)	4.1
M2 (% change)	2.4
Credit from the financial system (% change)	5.3
Average annual Chilean peso deposit rate (%)(1)	1.0

Notes:

(1)	Represents real interest rates for a period of 90 to 365 days.

Source: Chilean Central Bank.

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The following table shows liquidity and credit aggregates as of the dates indicated:

Liquidity and Credit Aggregates
(in billions of Chilean pesos)

	As of September 30,
	2024	2025
Liquidity aggregates (at period end)	16,783	17,041
Monetary base:
Currency, excluding cash in vaults at banks	10,361	10,827
M1(1)	57,613	59,975
M2(2)	189,786	194,337
M3(3)	353,200	375,440
Credit aggregates (at period end):
Private sector credit	226,904	238,028
Public sector credit	21,065	26,287
Total domestic credit(4)	201,320	208,691
Deposits:(4)
Chilean peso deposits	195,229	201,091
Foreign-currency deposits	38,661	40,091
Total deposits	233,891	241,182

Notes:

(1)           Currency in circulation plus Chilean peso-denominated demand deposits.

(2)           M1 plus Chilean peso-denominated savings deposits.

(3)           M2 plus deposits in foreign currency, principally U.S. dollars. Does not include government time deposits at the Chilean Central Bank.

(4)           Includes capital reserves and other net assets and liabilities.

Source: Chilean Central Bank.

Financial Sector

General Overview of Banking System

The following table provides certain statistical information on the financial system:

Chilean Financial System
(in millions of US$, except for percentages)

	As of September 30, 2025
	Assets		Loans		Deposits		Shareholder’s Equity(1)
	Amount (in millions of US$)	Market Share (%)	Amount (in millions of US$)	Market Share (%)	Amount (in millions of US$)	Market Share (%)	Amount (in millions of US$)	Market Share (%)
Domestically owned private sector banks	362,109	85.0%	329,430	84.9%	181,191	82.9%	32,679	86.4%
Foreign owned private sector banks(2)	2,214	0.5%	1,418	0.4%	811	0.4%	796	2.1%%
Private sector total	364,323	85.5%	330,847	85.2%	182,001	83.3%	33,475	88.5%
Banco Estado	61,617	14.5%	57,284	14.8%	36,536	16.7%	4,332	11.5%
Total banks	425,940	100.0%	388,132	100.0%	218,537	100.0%	37,808	100.0%

Notes:

(1)           Corresponds to the “Capital Básico”, which includes capital and reserves.

(2)           Foreign-owned subsidiaries of foreign banks are classified as domestically owned private-sector banks. If they were classified as foreign-owned private-sector banks, the market share of foreign-owned private-sector banks as of October 31, 2024 would be as follows: assets: 41.0%, loans: 40.9%, deposits: 35.1% and shareholders’ equity: 42.5%, with the corresponding reduction in the market share of domestically owned private-sector banks.

Source: CMF.

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The following table sets forth the total assets of the five largest Chilean private sector banks, state owned Banco Estado and other banks in the aggregate as of the dates indicated:

	As of September 30, 2025
	In billions of Chilean Pesos	Market Share (%)
Banco Santander-Chile	68,240.2	16.7%
Banco del Estado de Chile	59,174.9	14.5%
Banco de Chile	55,470.1	13.6%
Banco de Crédito e Inversiones	83,729.3	20.5%
Banco Itaú Chile	43,090.0	10.5%
Other banks	99,354.1	24.3%
Total Banking System	409,058.6	100.0%

Source: CMF

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The following table sets forth information on bank operation efficiency indicators for the periods indicated:

Financial System Indicators
(%)

	As of September 30,
	2024	2025
Return on assets	1.0	1.0
Return on equity	11.4	11.5
Non-performing loans as a percentage of total loans	2.4	2.4
Gross operational margin/assets	1.3	1.3
Operating expenses/operating revenue	112.7	111.7
Operating expenses/average total assets	1.5	1.5

Source: CMF

Institutional Investors

The principal institutional investors active in Chile (listed by size of investment portfolio, in descending order) are the pension funds, insurance companies and mutual funds.

The following table sets forth the amount of assets of the various types of institutional investors in Chile as of September 30, 2025:

Total Assets of Institutional Investors
(in billions of US$)

	Pension Funds (AFPs)	Insurance Companies	Mutual Funds	Investment Funds(1)	Foreign Capital Investment Funds	Total
As of September 30, 2025	219.6	79.5	85.37	n.a.	n.a.	384.4

Notes:

(1)            Includes international investment funds.

n.a.= Not available

Source: CMF, Superintendency of Pensions.

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Public Sector Finances

The following tables set forth a summary of public sector accounts (calculated on an accrual basis and as a percentage of GDP for the periods indicated):

Public Sector Finances
(in billions of US$ and % of total GDP)

	Nine months ended September 30,
	2024		2025
	(US$)	(%)(3)	(US$)	(%)(4)
Current Revenues and Expenditures
Revenues	51.6	21.3	56.5	21.9
Net taxes(1)	42.5	17.6	47.7	18.5
Copper revenues(2)	1.0	0.4	1.3	0.5
Social Security contributions	2.9	1.2	3.3	1.3
Donations	0.1	0.0	0.1	0.0
Real property incomes	1.3	0.5	1.1	0.4
Operational revenues	1.2	0.5	1.2	0.5
Other revenues	2.7	1.1	1.8	0.7
Expenditures	52.2	21.6	55.1	21.4
Wages and salaries	12.2	5.0	13.4	5.2
Goods and services	4.8	2.0	5.4	2.1
Interest on public debt	3.3	1.4	3.6	1.4
Transfer payments	20.2	8.3	20.3	7.9
Transfers to social security	11.5	4.7	12.1	4.7
Others	0.3	0.1	0.2	0.1
Capital Revenues and Expenditures
Revenues	0.0	0.0	0.0	0.0
Asset sales	0.0	0.0	0.0	0.0
Expenditures	7.8	3.2	8.2	3.2
Investment	3.1	1.3	3.3	1.3
Capital transfers	4.7	1.9	4.9	1.9
Central government balance	(8.4)	(3.5)	(6.8)	(2.6)

Notes:

(1)	Taxes collected net of refunds.
(2)	Excludes transfers from Codelco under Law No. 13,196. This law (Ley Reservada del Cobre), which is not publicly disclosed, earmarks 10% of Codelco’s revenues from the export of copper and related byproducts for defense spending and these funds are therefore excluded from the central government’s current revenues. Defense spending is considered an extra-budgetary expense in accordance with IMF accounting guidelines. Although Congress repealed the Ley Reservada del Cobre in September 2019, the provisions of such legislation continue to apply to the allocation, distribution and control of the resources associated to military projects approved before December 31, 2019.
(3)	Expressed as a percentage of GDP for 2024.
(4)	Expressed as a percentage of GDP for 2025.

Source: Chilean Budget Office.

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PUBLIC SECTOR DEBT

External Debt

Chile’s total public sector external debt was US$52.5 billion as of September 30, 2025, and US$48.6 billion as of September 30, 2024.

The following table sets forth the outstanding amount of public sector external debt by creditor as of the dates indicated:

Public Sector External Debt, By Creditor
(in millions of US$)

	As of September 30,
	2024	2025
IDB	2,647	2,511
IBRD (World Bank)	150	71
Bonds	45,699	48,022
IDA (World Bank)	—	—
Others	55	1,859
Total	48,552	52,463

Source: Chilean Budget Office.

The following table sets forth public sector external debt by currency as of the dates indicated:

Public Sector External Debt, By Currency
(in millions of US$)

	As of September 30,
	2024	2025
United States Dollar	32,124	33,581
Euro	16,115	18,589
Chilean Pesos	313	292
Other	—	—
Total	48,552	52,463

Source: Chilean Budget Office.

Debt Record

Net consolidated debt as a percentage of GDP increased from 26.9% as of September 30, 2024 to 27.3% as of September 30, 2025, mainly driven by an increase in the central government debt.

The following tables set forth the net debt of the Chilean Central Bank and Central Government as of the dates indicated:

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Net Consolidated Debt of the Chilean Central Bank and Central Government
(as a % of GDP)

	As of September 30,
	2024	2025
Net Consolidated Debt	26.9	27.3

Source: Chilean Central Bank, Chilean Budget Office and Office of the Comptroller General of the Republic.

Net Debt of the Chilean Central Bank
(in millions of pesos for each nine-month period)

	As of September 30,
	2024	2025
Liabilities	30,019,093	31,183,240
Chilean Central Bank notes and bonds(1)	22,265,042	24,930,168
Fiscal deposits	43,160	158
Others(2)	7,710,891	6,252,913
Assets without subordinated debt	41,969,855	47,073,411
Net international reserves (in US$ million)	45,629	47,422
Others(3)	1,075,133	1,489,960
Total Net Debt without subordinated debt(1) (2)	(11,950,762)	(15,890,171)

Notes:

(1)	Includes various notes and bonds of the Chilean Central Bank such as the Chilean Central Bank discountable promissory notes (PDBC), Chilean Central Bank indexed promissory notes (PRBC), Chilean Central Bank bonds in Chilean pesos (BCP), Chilean Central Bank bonds in UF (BCU), Chilean Central Bank bonds in U.S. dollars (BCD) and other instruments.
(2)	Includes other deposits and obligations, reciprocal agreements and other securities.
(3)	Includes net internal credit, excluding fiscal transfers, subordinated debt, SINAP obligations and popular capitalism, other securities from abroad, contributions to international organizations and other adjusted domestic securities.

Source: Chilean Central Bank.

Central Government Total Net Debt
(in millions of pesos for each nine-month period except as indicated)

	As of September 30,
	2024	2025
Debt in pesos	83,317,605	93,251,397
External debt	—	280,796
Domestic debt	83,317,605	92,970,620
Assets in pesos	23,675,795	29,090,522
Assets in pesos, without public enterprises(1)	23,663,305	29,077,995
Chilean Central Bank Deposits	—	—
Financial debt of public enterprises with the central government	—	—
Net debt in pesos(2)	59,641,810	64,160,895
Debt in U.S. dollars (in US$ million)	48,552	48,022
Treasury bills with the Chilean Central Bank (in US$ million)	—	—
External debt (in US$ million)	48,552	52,171
Assets in U.S. dollars, Chilean Central Bank deposits(3) (in US$ million)	25,048	24,756
Net debt in U.S. dollars (in US$ million)	23,504	27,414
Total Financial debt(4)	126,832,111	143,399,824
Total Financial assets(5)	46,125,123	52,874,651
Total net financial debt	80,706,989	90,512,646
Total net financial debt of central government (% of GDP)	26.9%	27.3%

Notes:

(1)	Does not include assets of the old scholarship system.
(2)	Includes CORFO.
(3)	Includes the Oil Stabilization Fund, the Sovereign Wealth Funds, the Infrastructure Fund and governmental term deposits.
(4)	Debt in pesos plus debt in U.S. dollars (using the exchange rate at September 30 of the applicable year).
(5)	Assets in pesos plus assets in U.S. dollars (using the exchange rate at September 30 of the applicable year).

Source: Chilean Central Bank, Chilean Budget Office and Office of the General Comptroller.

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Central Government Indebtedness

The most widely used international indicator of governmental liabilities is the item called “general government indebtedness,” which includes both “central government liabilities” and “local government authorized liabilities.” In Chile, local governments are not authorized to incur any financial indebtedness; therefore, the general and central government liabilities are treated as one item. As of September 30, 2025, central government liabilities represented 43.3 % of GDP.

The level of general government liabilities is not an adequate indicator of Chile’s financial soundness, because it does not take account of the government’s financial assets. “Central government net indebtedness” is used to more accurately measure the government’s financial position, by showing the difference between public debt and financial assets, that is, deposits in current accounts, time deposits and fixed income investments. Equity investments and loans granted by the central government are disregarded, because it is very difficult to have an accurate economic valuation of them. Net central government indebtedness totaled 27.3% of GDP as of September 30, 2025.

Chilean Central Bank Debt and Consolidated Debt

As of September 30, 2025, the liabilities of the Chilean Central Bank exceeded its assets, resulting in net indebtedness equivalent to 4.8% of GDP. The net consolidated debt of the central government and the Chilean Central Bank, in the aggregate, as of September 30, 2025 represented 22.5% of GDP.

Other Assets and Liabilities

The quarterly reports on public debt records published by the Ministry of Finance also disclose information about the net indebtedness of public enterprises and social security debt, which is not consolidated with the rest of the public debt for economic and statistical reasons.

Only in exceptional circumstances and upon authorization provided by law, will the government guarantee such debt where a public company’s assets are not sufficient to cover its liabilities. As of September 30, 2025, the total amount of public guarantees totaled 2.3% of GDP, as compared with 2.0% of GDP as of September 30, 2024.

Under the social security system, Chile maintains certain liabilities to workers that migrated from the state administered pension system to the privately administered system. The government pays this debt directly to the individual pension fund account at the time the worker retires. The government estimates that this liability was 0.02% of GDP as of September 30, 2025. This debt will be paid progressively as the workers who contributed to the old pension system retire.

Central Government External Bonds

As of December 31, 2025, Chile had the following global bonds outstanding:

•	1.750% €913,884,000 Notes due January 20, 2026;

•	3.125% US$600,788,000 Notes due January 21, 2026;

•	0.100% €1,000,000,000 Notes due January 26, 2027;

•	2.750% US$1,500,000,000 Notes due January 31, 2027;

•	3.240% US$1,793,691,000 Notes due February 6, 2028;

•	0.555% €918,000,000 Notes due January 21, 2029;

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•	4.850% US$1,700,000,000 Notes due January 22, 2029;

•	1.440% €620,635,000 Notes due February 1, 2029;

•	1.875% €1,273,559,000 Notes due May 27, 2030;

•	2.450% US$1,465,534,000 Notes due January 31, 2031;

•	0.830% €1,954,685,000 Notes due July 2, 2031;

•	3.875% €1,600,000,000 Notes due July 9, 2031;

•	3.750% €1,700,000,000 Notes due January 14, 2032;

•	2.550% US$1,500,000,000 Notes due January 27, 2032;

•	2.550% US$2,250,000,000 Notes due July 27, 2033;

•	3.500% US$1,500,000,000 Notes due January 31, 2034;

•	4.125% €1,175,688,963 Notes due July 5, 2034;

•	3.800% €1,411,014,928 Notes due July 1, 2035;

•	4.950% €1,649,852,623 Notes due January 5, 2036;

•	1.300% €750,000,000 Notes due July 26, 2036;

•	5.650% US$1,600,000,000 Notes due January 13, 2037;

•	1.250% €1,269,017,000 Notes due January 29, 2040;

•	3.100% US$2,700,000,000 Notes due May 7, 2041;

•	4.340% US$2,000,000,000 Notes due March 27, 2042;

•	3.625% US$330,062,000 Notes due October 30, 2042;

•	3.860% US$1,051,796,000 Notes due June 21, 2047;

•	3.500% US$2,318,357,000 Notes due January 25, 2050;

•	1.250% €1,250,000,000 Notes due January 22, 2051;

•	4.000% US$1,000,000,000 Notes due January 31, 2052;

•	3.500% US$1,500,000,000 Notes due April 15, 2053;

•	5.330% US$1,481,658,578 Notes due January 5, 2054;

•	3.100% US$2,000,000,000 Notes due January 22, 2061; and

•	3.250% US$1,000,000,000 Notes due September 21, 2071.

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Central Government Internal Bonds

As of December 31, 2025, Chile had the following local bonds outstanding:

•	4.5% Ps. 693,320 million treasury bonds due March 1, 2026;

•	0.0% Ps. 1,000,000 million treasury bonds due July 24, 2026;

•	0.0% Ps. 1,000,000 million treasury bonds due August 26, 2026;

•	0.0% Ps 1,000,000 million treasury bonds due October 26, 2026;

•	0.0% Ps. 5,780,000 million treasury bonds due May 6, 2027;

•	4.9% Ps. 940,075 million treasury bonds due Nov 1, 2027;

•	5.0% Ps. 1,500,000 million treasury bonds due October 1, 2028;

•	2.3% Ps. 828,435 million treasury bonds due October 1, 2028;

•	0.0% Ps. 4,376,510 million treasury bonds due April 1, 2029;

•	5.8% Ps. 3,114,695 million treasury bonds due October 1, 2029;

•	4.7% Ps. 4,575,780 million treasury bonds due September 1, 2030;

•	6.0% Ps. 2,050 million treasury bonds due January 1, 2032;

•	6.0% Ps. 6,661,265 million treasury bonds due April 1, 2033;

•	2.8% Ps. 178,180 million treasury bonds due October 1, 2033;

•	6.0% Ps. 3,650 million treasury bonds due January 1, 2034;

•	7.0% Ps. 1,000,000 million treasury bonds due May 1, 2034;

•	5.8% Ps. 1,750,000 million treasury bonds due October 1, 2034;

•	5.0% Ps. 4,918,200 million treasury bonds due March 1, 2035;

•	5.3% Ps. 1,968,410 million treasury bonds due November 1, 2037;

•	6.2% Ps. 2,021,980 million treasury bonds due October 1, 2040;

•	6.0% Ps. 3,397,970 million treasury bonds due January 1, 2043;

•	5.1% Ps. 2,720,565 million treasury bonds due July 15, 2050;

•	6.1% Ps. 1,354,000 million treasury bonds due Abril 1, 2056;

•	1.5% UF 34,003 thousand treasury bonds due March 1, 2026;

•	3.0% UF 349 thousand treasury bonds due March 1, 2027;

•	3.0% UF 300 thousand treasury bonds due March 1, 2028;

•	0.0% UF 192,991 thousand treasury bonds due October 1, 2028;

•	3.0% UF 458 thousand treasury bonds due March 1, 2029;

•	3.0% UF 1,448 thousand treasury bonds due January 1, 2030;

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•	1.9% UF 179,303 thousand treasury bonds due September 1, 2030;

•	3.0% UF 168 thousand treasury bonds due January 1, 2032;

•	0.0% UF 92,200 thousand treasury bonds due October 1, 2033;

•	3.0% UF 178 thousand treasury bonds due January 1, 2034;

•	2.0% UF 169,500 thousand treasury bonds due March 1, 2035;

•	3.0% UF 2,219 thousand treasury bonds due March 1, 2038;

•	3.0% UF 2,676 thousand treasury bonds due March 1, 2039;

•	3.4% UF 24,000 thousand treasury bonds due October 1, 2039;

•	3.0% UF 1,533 thousand treasury bonds due January 1, 2040;

•	3.0% UF 262 thousand treasury bonds due January 1, 2042;

•	3.0% UF 188,450 thousand treasury bonds due January 1, 2044;

•	2.1% UF 117,564 thousand treasury bonds due July 15, 2050; and

•	2.8% UF 53,700 thousand treasury bonds due November 1, 2055.

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DESCRIPTION OF THE NOTES

Chile will issue the notes under the indenture entered into on December 12, 2014, as supplemented by the first supplemental indenture dated as of May 27, 2015, between Chile and The Bank of New York Mellon, as trustee. The indenture, as it may be amended from time to time, is referred to herein as the “indenture.” The information contained in this section summarizes the principal terms of the notes. The prospectus to which this prospectus supplement is attached contains a summary of the indenture and other general terms of the notes. You should review the information contained herein and in the accompanying prospectus. You should also read the indenture and the form of the notes before making your investment decision. Chile has filed a form of the indenture with the SEC. Copies of the indenture will also be made available at the offices of the trustee.

General Terms of the Notes

The notes will:

•	be initially issued on or about , 2026 in an aggregate principal amount of € ;

•	mature on , ;

•	be issued in denominations of €100,000 and integral multiples of €1,000 in excess thereof;

•	constitute direct, general, unconditional and unsubordinated external indebtedness of Chile for which the full faith and credit of Chile is pledged;

•	rank without any preference among themselves and equally with all other unsubordinated external indebtedness of Chile (it being understood that this provision will not be construed so as to require Chile to make payments under the notes ratably with payments being made under any other external indebtedness);

•	be represented by one or more global securities in book-entry, registered form only;

•	be registered in the name of the common depositary of Euroclear or Clearstream, Luxembourg;

•	be redeemable at the option of Chile before maturity. See “—Optional Redemption” in this prospectus supplement; and

•	contain “collective action clauses” under which Chile may amend certain key terms of the notes, including the maturity date, interest rate and other terms, with the consent of less than all of the holders of the notes.

Interest on the notes will:

•	accrue at a rate of % per year commencing on , 2026 and, from and including the Interest Rate Determination Date and ending on the maturity date, at the Subsequent Rate of Interest;

•	be payable annually on of each year, commencing on , 2027, to persons in whose names the notes in the form of global securities are registered at the close of business on preceding each payment date; and

•	be computed on the basis of a 365 (or 366) day year.

Notwithstanding the foregoing, from and including             , 2032 (the “Interest Rate Determination Date”), if Chile:

•	delivers an officer’s certificate to the trustee at least 30 days prior to the Interest Rate Determination Date (the “Notification Date”), and such certificate contains a certification that, pursuant to the Verification Reports:

o	both SPT Events have been met, the interest rate payable on the notes will decrease by 25 basis points per year;

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o	none of SPT Events has been met, or the SPT Event 4b has been met but the SPT Event 4a has not been met, the interest rate payable on the notes will increase by 25 basis points per year; or

o	only SPT Event 4a has been met, the interest rate payable on the notes will remain the same; or

•	fails to deliver such officer’s certificate to the trustee on or prior to the Notification Date, or the satisfaction of the SPT Events has not been confirmed in the Verification Reports, the interest rate payable on the notes will increase by 25 basis points per year.

The corresponding interest rate from and including the Interest Rate Determination Date (either unchanged, or as adjusted to reflect the applicable increase or decrease, as set forth above) is referred to as the “Subsequent Rate of Interest.”

The trustee will have no obligation to calculate or verify the calculation of the interest rate payable on the notes, including the Subsequent Rate of Interest. Additionally, the Trustee will have no obligation to monitor, inquire or verify the information contained in the aforementioned officer’s certificate, including any confirmation regarding the satisfaction or not of the SPTs or any sustainability-linked bond report and any verification assurance report relative to the SPTs.

Chile may (i) appoint a qualified provider, as determined by Chile in good faith, of third-party assurance or attestation services to review Chile’s statement of the KPI 4a and KPI 4b, or (ii) substitute the KPI 4a Report or KPI 4b Report with similar reports produced by alternative independent entities or bodies, in each case, in the event that changes in the processes, entities, bodies or circumstances relating to such reports make their production impossible or impracticable.

Each of the targets in the SPT Event 4a and the SPT Event 4b will be adjusted, as notified by Chile to the trustee in an officer’s certificate, to any other more ambitious target included in a sustainability performance target event set forth in any sustainability-linked notes that Chile may issue subsequent to the issuance of the notes. For purposes of the foregoing, a “more ambitious target” means, with regards to the (i) SPT Event 4a, a target providing for more than 30% of the total national land surface area (including inland waters) covered by Protected Areas and/or OECMs by December 31, 2030, and (ii) SPT Event 4b, a target providing for more than 10% of total national land surface area (including inland waters) under Protected Areas that meet all key effectiveness metrics of governance, planning, personnel, and monitoring by December 31, 2030 as described in the SLB Framework. Any such adjustment will become effective as of and from the time of Chile’s notification to the trustee.

Certain definitions:

“KPI 4a” means Percentage of Protected Areas and/or OECMs in Terrestrial Ecosystems.

“KPI 4a Report” means the official figures expected to be published by Protected Planet, once validated, on its global database based on data reported by the Ministry of Environment (Ministerio de Medio Ambiente). Protected Planet is expected to process such data independently and provide its preliminary assessment to Chile. If Chile finds inconsistencies or expresses concerns regarding Protected Planet’s preliminary assessment, Chile may request Protected Planet to make the necessary corrections, providing back-up information to support its claim. Subsequently, Protected Planet is expected to publish the official figures in its global database, which will be final.

“KPI 4a Verification Report” means such report to be published by Chile on its website on or prior to December 31, 2031, containing the information on the most recent KPI 4a Report and indicating if, pursuant to the information included in such KPI 4a Report, Chile has satisfied the SPT Event 4a.

“KPI 4b” means Percentage of Terrestrial Ecosystems in Protected Areas that Meet Key Effectiveness Metrics.

“KPI 4b Report” means an official report on the status of each sub-component per Protected Area to be prepared by the Ministry of Finance based on information from the Ministry of Environment.

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“KPI 4b Verification Report” means such report to be published by Chile on its website on or prior to December 31, 2031, containing the information on the most recent applicable KPI 4b Report and indicating if, pursuant to the information included in such KPI 4b Report, Chile has satisfied the SPT Event 4b.

“OECMs” means other effective area-based conservation measures, as defined in Decision 14/8 of the United Nations Convention on Biological Diversity, a multilateral treaty guiding national strategies for biodiversity conservation.

“Percentage of Protected Areas and/or OECMs in Terrestrial Ecosystems” means the percentage obtained by dividing (a) the total national land surface area (including inland waters) covered by Protected Areas and OECMs, expressed in square kilometers, by (b) the total national land surface area (including inland waters), expressed in square kilometers.

“Percentage of Terrestrial Ecosystems in Protected Areas that Meet Key Effectiveness Metrics” means the percentage obtained by dividing (a) the total national land surface area (including inland waters) covered by Protected Areas, expressed in square kilometers, that meet all key effectiveness metrics relating to governance, planning, personnel, and monitoring, as described in the definition of “SPT Event 4b”, by (b) the total national land surface area (including inland waters), expressed in square kilometers.

“Protected Area” means a specific and clearly delimited geographical area, formally designated by supreme decree of Chile’s Ministry of the Environment, for the purpose of ensuring, both in the short- and over the long-term, the preservation and conservation of Chile’s biodiversity, as well as the protection of the natural and cultural heritage and landscape values within such area.

“Reports” means the KPI 4a Report and the KPI 4b Report.

“SLB Framework” means the Sustainability-Linked Bond Framework adopted by Chile in February 2022, as updated in June 2023 and July 2025.

“SPT Event 4a” achieving at least 30% of the total national land surface area (including inland waters) covered by Protected Areas and/or OECMs by December 31, 2030.

“SPT Event 4b” means achieving at least 10% of total national land surface area (including inland waters) under Protected Areas that meet key effectiveness metrics related to governance, planning, personnel, and monitoring by December 31, 2030. With respect to SPT Event 4b: (i) the governance metric shall be deemed satisfied if the relevant Protected Area has an established consultative council or an equivalent mechanism (such as a working group or co-management agreement), supported by verifiable documentation evidencing its establishment and the holding of at least two meetings during the applicable calendar year; (ii) the planning metric shall be deemed satisfied if the relevant Protected Area has a management plan approved by resolution of the competent authority, the contents of which comply with the legal requirements set forth in Article 72 of Law No. 21,600 and applicable regulations, as evidenced by delivery of such resolution (for the avoidance of doubt, this metric shall be deemed satisfied if, at any time during the applicable calendar year, a management plan approved by resolution is in effect); (iii) the personnel metric shall be deemed satisfied if the relevant Protected Area has an adequate number of park rangers assigned thereto, taking into account the minimum required allocation between temporary and permanent personnel in accordance with the National Forest Service’s (Corporación Nacional Forestal) standard, which is attached as an annex to the SLB Framework, as evidenced by a report consolidating the relevant employment contracts; and (iv) the monitoring metric shall be deemed satisfied if, during the applicable calendar year, the relevant Protected Area has at least one of the following biodiversity monitoring systems in place: camera traps, satellite-based ecosystem coverage tools, or smart monitoring tools.

“SPT Events” means each of the SPT Event 4a and SPT Event 4b.

“Verification Reports” means the KPI 4a Verification Report and the KPI 4b Verification Report.

Optional Redemption

Chile will have the right at its option, upon giving not less than 15 days’ nor more than 60 days’ notice, to redeem the notes, in whole or in part, at any time or from time to time prior to their maturity, at a redemption price equal to (a) if redeemed prior to             , 20 (             months prior to the maturity date of the notes) (the “Par Call Date”), the principal amount thereof, plus the Make-Whole Amount (as defined below), plus interest accrued but not paid on the principal amount of the notes to the date of redemption, or (b) if redeemed on or after the Par Call Date, the principal amount thereof, plus interest accrued but not paid on the principal amount of such notes to the date of redemption.

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“Make-Whole Amount” means the excess of (i) the sum of the present values of each remaining scheduled payment of principal and interest on the notes to be redeemed (exclusive of interest accrued but not paid to the date of redemption) (assuming the notes matured on the Par Call Date and taking into account the interest rate applicable on the notes on the redemption date; provided, however, that any optional redemption prior to the Interest Rate Determination Date shall take into account the Applicable Interest Rate), discounted to the redemption date on an annual basis (assuming the actual number of days in a 365- or 366-day year) at the Benchmark Rate (as defined below) plus      basis points over (ii) the principal amount of such notes.

“Applicable Interest Rate” means for any redemption by Chile:

(a)            prior to and excluding the date of publication of an SLB Report that includes information related to KPI 4a and KPI 4b following the issue date of the notes, the following rates (x)              % per annum for all interest periods prior to the Interest Rate Determination Date and (y)              % plus 25 basis points per annum for all interest periods commencing on and following the Interest Rate Determination Date until the Par Call Date; and

(b)            from and including the date of publication of an SLB Report that includes information related to KPI 4a and KPI 4b following the issue date of the notes until and excluding the Interest Rate Determination Date, the following rates (x)  % per annum until the date immediately prior to the Interest Rate Determination Date and (y) the applicable interest rate per annum that would have resulted pursuant to the terms of this prospectus supplement from Chile’s satisfaction or failure to satisfy the SPT Events (based on the information included in the SLB Report and as verified in the applicable Reports), for all interest periods commencing on and following the Interest Rate Determination Date until the Par Call Date.

“Benchmark Rate” means, with respect to any redemption date, the rate per annum equal to the annual equivalent yield to maturity or interpolated maturity of the Comparable Benchmark Issue (as defined below), assuming a price for the Comparable Benchmark Issue (expressed as a percentage of its principal amount) equal to the Comparable Benchmark Price (as defined below) for such redemption date.

“Comparable Benchmark Issue” means the Bundesanleihe security or securities (Bund) of the German Government selected by an Independent Investment Banker (as defined below) as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of euro-denominated corporate debt securities of a comparable maturity to the remaining term of such notes.

“Independent Investment Banker” means one of the Reference Dealers (as defined below) appointed by Chile.

“Comparable Benchmark Price” means, with respect to any redemption date, (i) the average of the Reference Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Dealer Quotation or (ii) if Chile obtains fewer than four such Reference Dealer Quotations, the average of all such quotations.

“Reference Dealer” means each of Banco Santander, S.A., Crédit Agricole Corporate and Investment Bank, J.P. Morgan Securities plc and Société Générale or their affiliates which are dealers of Bund of the German Government, and one other leading dealer of Bund of the German Government designated by Chile, and their respective successors; provided that if any of the foregoing shall cease to be a dealer of Bund of the German Government, Chile will substitute therefore another dealer of Bund of the German Government.

“Reference Dealer Quotation” means, with respect to each Reference Dealer and any redemption date, the average, as determined by Chile, of the bid and ask prices for the Comparable Benchmark Issue (expressed in each case as a percentage of its principal amount) quoted in writing to Chile by such Reference Dealer at 3:30 p.m., Frankfurt, Germany time on the third business day preceding such redemption date.

The Trustee shall not be responsible for calculating, or confirming the calculation of, the Make-Whole Amount.

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Payments of Principal and Interest

For purposes of all payments of interest, principal or other amounts contemplated herein, “business day” means any day that is a day on which the Trans-European Automated Real-time Settlement Express Transfer (TARGET) System (or any successor thereto) is open for business and a day on which commercial banks are open for dealings in Euro deposits in the London interbank market.

If any date for an interest or principal payment on a note is not a business day, Chile will make the payment on the next business day. No interest on the notes will accrue as a result of any such delay in payment.

If any money that Chile pays to the trustee or to any paying agent to make payments on any notes is not claimed at the end of two years after the applicable payment was due and payable, then the money will be repaid to Chile upon Chile’s written request. After any such repayment, neither the trustee nor any paying agent will be liable for that payment to the relevant holders. Chile will hold the unclaimed money in trust for the relevant holders until five years from the date on which the payment first became due.

Paying Agents; Transfer Agents; Registrar

Until the notes are paid, Chile will maintain a principal paying agent in London, England and a transfer agent, paying agent and a registrar in New York City. Chile has initially designated the corporate trust office of the trustee as the place where the register will be maintained. You can contact the paying agent and transfer agent at the addresses listed on the inside back cover of this prospectus supplement.

Further Issues

Chile may from time to time, without the consent of the holders, increase the size of the issue of the notes, or issue additional debt securities having the same terms and conditions as the notes in all respects, except for the issue date, issue price and first payment on those additional notes or debt securities; provided, however, that any additional debt securities subsequently issued that are not fungible with the previously outstanding notes for U.S. federal income tax purposes shall have a separate CUSIP, ISIN or other identifying number from the previously outstanding notes. Additional debt securities of a series issued in this manner will be consolidated and form a single series with the previously outstanding notes.

Notices

Chile will publish notices in a leading newspaper having general circulation in New York City and London (which is expected to be The Wall Street Journal and Financial Times, respectively).

In addition to the above, Chile will mail notices to holders at their registered addresses. So long as the notes are represented by a global security deposited with a custodian for the common depositary for Euroclear and Clearstream, Luxembourg, notices to be given to holders will be given to Euroclear and Clearstream, Luxembourg in accordance with their applicable policies as in effect from time to time. If we issue notes in certificated form, notices to be given to holders will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed.

Global Notes

Payments of principal, interest and additional amounts, if any, in respect of the notes will be made in Euros to the common depositary of Euroclear and Clearstream, Luxembourg, or its nominee.

Euroclear and Clearstream, Luxembourg are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither Chile nor the trustee will be responsible for Euroclear’s or Clearstream, Luxembourg’s performance of their obligations under their rules and procedures. Additionally, neither Chile nor the trustee will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Chile may issue the notes in the form of one or more notes, the ownership and transfer of which are recorded in computerized book-entry accounts, eliminating the need for physical movement of notes. Chile refers to the intangible securities represented by a global security as “book-entry” securities.

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When Chile issues book-entry securities, it will deposit the applicable global security with a clearing system. The global note will be either registered in the name of the clearing system or its nominee or common depositary. Unless a global note is exchanged for certificated securities, as discussed under “Description of the Securities—Certificated Securities” in the accompanying prospectus, it may not be transferred, except among the clearing system, its nominees or common depositaries and their successors. Clearing systems include Euroclear and Clearstream, Luxembourg.

Clearing systems process the clearance and settlement of book-entry securities for their direct participants. A “direct participant” is a bank or financial institution that has an account with a clearing system. The clearing systems act only on behalf of their direct participants, who in turn act on behalf of indirect participants. An “indirect participant” is a bank or financial institution that gains access to a clearing system by clearing through or maintaining a relationship with a direct participant. Euroclear and Clearstream, Luxembourg are connected to each other by a direct link. These arrangements permit you to hold the notes through participants in any of these systems, subject to applicable securities laws.

Ownership of Book-Entry Securities

If you wish to purchase the notes in global form, you must either be a direct participant or make your purchase through a direct or indirect participant. Investors who purchase global notes will hold them in an account at the bank or financial institution acting as their direct or indirect participant. Holding securities in this way is called holding in “street name.”

When you hold notes in street name, you must rely on the procedures of the institutions through which you hold your notes to exercise any of the rights granted to holders. This is because the legal obligations of Chile and the trustee run only to the registered owner of the global note, which will be the clearing system or its nominee or common depositary. For example, once Chile and the trustee make a payment to the registered holder of a global note, they will no longer be liable for the payment, even if you do not receive it. In practice, the clearing systems will pass along any payments or notices they receive from Chile to their participants, which will pass along the payments to you. In addition, if you desire to take any action which a holder of a global note is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry note to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions. The transactions between you, the participants and the clearing systems will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any legal obligation of Chile or the trustee.

As an owner of book-entry securities represented by a global note, you will also be subject to the following restrictions:

•	you will not be entitled to (a) receive physical delivery of the notes in certificated form or (b) have any of the notes registered in your name, except under the circumstances described under “Description of the Securities—Certificated Securities” in the accompanying prospectus;

•	you may not be able to transfer or sell your notes to some insurance companies and other institutions that are required by law to own their notes in certificated form; and

•	you may not be able to pledge your notes in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective.

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TAXATION

The following discussion supplements, and to the extent inconsistent supersedes, the disclosure provided under the heading “Taxation” in the accompanying prospectus.

Chilean Taxation

The following is a general summary of the material consequences under Chilean tax law, as currently in effect, of an investment in the debt securities made by a “foreign holder”, as defined below. This summary is based on the tax laws of Chile as in effect on the date of this prospectus supplement, as well as regulations, rulings and decisions of Chile available on or before such date and now in effect. All of the foregoing is subject to change. For this purpose, “foreign holder” means either: (i) in the case of an individual, a person who is neither a resident nor domiciled in Chile (for purposes of Chilean taxation, an individual is (a) deemed a resident of Chile if he or she has remained in Chile for continued or discontinued periods of time that in total exceed 183 days within any period of twelve months and (b) domiciled in Chile if he or she resides in Chile with the actual or presumptive intent of staying in Chile); or (ii) in the case of a legal entity, a legal entity that is organized and exists under the laws of a jurisdiction other than Chile, unless the debt securities are assigned to or held by a branch, agent, representative or permanent establishment of such legal entity in Chile.

Under Chilean law, provisions contained in statutes such as tax rates applicable to foreign investors, the computation of taxable income for Chilean purposes and the manner in which Chilean taxes are imposed and collected may be amended only by another law or international tax treaty. In addition, the Chilean tax authorities enact rulings and regulations of either general or specific application and interpret the provisions of Chilean tax law. Chilean tax law may not be applied retroactively against taxpayers who act in good faith relying on such rulings, regulations or interpretations, but Chilean tax authorities may change their rulings, regulations or interpretations prospectively. On December 19, 2023, the Treaty to Avoid Double Taxation signed between Chile and the United States in 2010 (modified by two reservations in June 2023 by the U.S. Senate) (the “Treaty”), came into force, after the United States notified Chile of the completion of the approval procedure. There is also a double tax treaty in force between Chile and the United Kingdom.

Under Chilean income tax law, payments of interest made by Chile to a foreign holder of the debt securities will be subject to a Chilean interest withholding tax currently assessed at a rate of 4.0%. Chile is required to withhold, declare and pay such withholding tax. As described above, Chile has agreed, subject to specific exceptions and limitations, to pay to the holders Additional Amounts in respect of the Chilean tax in order for the interest the foreign holder receives, net of the Chilean tax on interest income, to equal the amount which would have been received by the foreign holder in the absence of the withholding. See “Description of the Securities—Additional Amounts.” A foreign holder will not be subject to any Chilean withholding taxes in respect of payments of principal made by Chile with respect to the debt securities.

Chilean income tax law establishes that a foreign holder is subject to income tax on income from Chilean sources. For this purpose, income from Chilean sources means earnings from activities performed in Chile or from the operation, sale or disposition of, or other transactions in connection with, assets or goods located in Chile. Capital gains realized on the sale or other disposition by a foreign holder of the debt securities generally will not be subject to any Chilean taxes. The debt securities will be issued outside of Chile and, according to applicable law, held as not located in Chile. Accordingly, any capital gains from a sale or disposition thereof shall not constitute income from Chilean sources subject to Chilean taxes.

Further, under existing Chilean law and regulations, a foreign holder will not be subject to any Chilean taxes in respect of payments of principal made by Chile with respect to the debt securities. Any other payment to be made by Chile (other than interest, premium or principal on the notes and except for some special exceptions granted by Chilean law and tax treaties subscribed by Chile and currently in force) will be subject to up to 35% withholding tax.

A foreign holder (other than a Chilean national) will not be liable for estate, gift, inheritance or similar taxes with respect to its holdings unless the debt securities held by a foreign holder are either (i) located in Chile at the time of such foreign holder’s death, or (ii) if the notes are not deemed located in Chile at the time of a foreign holder’s death, if such debt securities were purchased or acquired with cash obtained from Chilean sources.

The issuance of the debt securities by Chile is exempt from Chilean stamp, registration or similar taxes.

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United States Federal Taxation

The following is a summary of certain United States federal income tax consequences resulting from the purchase, ownership and disposition of the notes and does not purport to be a comprehensive discussion of all the possible United States federal income tax consequences of the purchase, ownership or disposition of the notes. Except as otherwise noted below, this summary replaces, and should be read to supersede, the discussion of tax matters in the section entitled “Taxation—United States Federal Taxation” in the accompanying prospectus. This summary is based on the United States federal income tax laws, including the Internal Revenue Code of 1986, as amended (the “Code”), existing, temporary and proposed regulations (“Treasury Regulations”) promulgated thereunder, the Treaty (as defined above), rulings, official pronouncements and judicial decisions, all as of the date of this prospectus supplement and all of which are subject to change, possibly with retroactive effect, or to different interpretations. It deals only with notes that are purchased as part of this offering at their issue price and are held as capital assets by purchasers and does not deal with special classes of holders, such as brokers or dealers in securities or currencies, banks, tax exempt organizations, insurance companies, persons holding notes as a hedge or hedged against currency risk or as a part of a straddle or conversion transaction, entities taxed as partnerships or the partners therein, non-resident alien individuals present in the United States for more than 182 days in a taxable year, former United States citizens or residents, U.S. holders (as defined below) holding the notes in connection with a trade or business conducted outside the United States, U.S. citizens or lawful permanent residents living abroad, or U.S. holders whose functional currency is not the U.S. dollar.

Further, it does not address the alternative minimum tax, the Medicare tax on net investment income, special rules for the taxable year of inclusion for accrual basis taxpayers under Section 451(b) of the Code or other aspects of United States federal or state and local taxation that may be relevant to a holder in light of such holder’s particular circumstances. Prospective purchasers of notes should consult their own tax advisors concerning the consequences, in their particular circumstances, under the Code and the laws of any other taxing jurisdiction of the purchase, ownership and disposition of the notes.

In general, a “United States person” who holds the notes or owns a beneficial interest in the notes (a “U.S. holder”) will be subject to United States federal income tax. You are a United States person for United States federal income tax purposes if you are:

•	an individual who is a citizen or resident of the United States,

•	a corporation or other entity organized under the laws of the United States or any state thereof or the District of Columbia,

•	an estate, the income of which is subject to United States federal income taxation regardless of its source, or

•	a trust if (i) a United States court is able to exercise primary supervision over the trust’s administration and (ii) one or more United States persons have the authority to control all of the trust’s substantial decisions.

Tax Consequences to U.S. Holders

Contingent Payment Debt Instrument. From and including the Interest Rate Determination Date, the interest rate payable on the notes may decrease, increase or remain the same depending on Chile’s satisfaction of the SPT Events (see “Description of the Notes”). These potential interest rate changes may implicate Treasury Regulations relating to “contingent payment debt instruments.” Under these Treasury Regulations, however, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument, if, as of the issue date, the timing and amounts of the payments that comprise each payment schedule are known and a single payment schedule is significantly more likely than not to occur, such contingencies in the aggregate are considered “remote” or “incidental” or if certain other standards are satisfied. Although not free from doubt, Chile intends to take the position that the possibility of the interest changes discussed above should not cause the notes to be treated as contingent payment debt instruments for U.S. federal income tax purposes. Chile’s determination generally is binding on a holder unless such holder discloses its contrary position in the manner required by the applicable Treasury Regulations. Chile’s determination is not, however, binding on the Internal Revenue Service (the “IRS”). It is possible that the IRS may take a different position from that described above, in which case, if such position is sustained, the timing and amount of income included and the character of the income recognized with respect to the notes may be materially and adversely different from the consequences discussed herein. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes. Holders should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

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Taxation of Interest and Additional Amounts. If you are a U.S. holder, the interest on the notes (including any amounts withheld and any additional amounts paid with respect thereto) will generally be subject to United States taxation and will be considered ordinary interest income on which you will be taxed in accordance with the method of accounting you generally use for tax purposes. This discussion assumes that the notes will be issued with less than a de minimis amount of original issue discount for United States federal income tax purposes.

If you are a U.S. holder that uses the cash method of tax accounting, the amount of interest income that you realize will be the U.S. dollar value of the Euro payment based on the spot rate in effect on the date that you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you are a cash method U.S. holder, you will not recognize foreign currency gain or loss with respect to the receipt of such payment, but may have foreign currency gain or loss attributable to the actual disposition of the Euros so received. For an accrual method U.S. holder, the amount of interest income realized during an accrual period will be determined in Euros and translated into U.S. dollars based on the average exchange rate in effect during the accrual period (or with respect to an accrual period that spans two taxable years, the average exchange rate for the partial period within the taxable year). Alternatively, an accrual method U.S. holder may elect to translate all interest income on all foreign currency-denominated debt instruments at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that such an accrual method U.S. holder receives the interest payment if that date is within five business days of the last day of the accrual period. If you are a U.S. holder making this election, you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS. An accrual method U.S. holder will recognize foreign currency gain or loss on the receipt of interest payments if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Any foreign currency gain or loss will be treated as income or loss from sources within the United States, but generally will not be treated as an adjustment to interest income received on the notes.

Interest payments (including additional amounts) will constitute income from sources without the United States for foreign tax credit purposes. Such income generally will constitute “passive category income.” If you are a U.S. holder, withholding tax levied by the government of Chile may be eligible for a credit against your United States federal income tax liability, subject to generally applicable limitations and conditions. These generally applicable limitations and conditions include requirements adopted in Treasury Regulations promulgated in December 2021, and subject to the discussion below there can be no assurance that any taxes imposed by Chile will satisfy these requirements. A notice from the IRS provides temporary relief from such Treasury Regulations by allowing taxpayers to apply a modified version of the Treasury Regulations for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance), provided that the taxpayer consistently applies such modified version of the Treasury Regulations and complies with specific requirements set forth in a previous notice. In the case of a U.S. holder that either (i) is eligible for, and properly elects, the benefits of the Treaty or (ii) consistently elects to apply the modified version of the Treasury Regulations in the manner described in the preceding sentence, the Chilean tax on interest generally will qualify as a creditable tax. In the case of all other U.S. holders, the application of these requirements to the Chilean tax on interest is uncertain and we have not determined whether these requirements have been met. If the Chilean tax is not a creditable tax for a U.S. holder or the U.S. holder does not elect to claim a foreign tax credit for any foreign income taxes, the U.S. holder may be able to deduct the Chilean tax in computing the U.S. holder’s taxable income for United States federal income tax purposes, subject to applicable limitations and requirements.

The availability and calculation of foreign tax credits and deductions for foreign taxes involves the application of rules that depend on your particular circumstances and involve the application of complex rules to those circumstances. To benefit from a foreign tax credit or deduction with respect to the Chilean withholding tax, you may be required to furnish to the IRS a receipt evidencing that tax was withheld and paid by Chile or by a local custodian or other agent on your behalf. Chile does not intend to provide such a receipt or other direct evidence that tax was withheld with respect to interest. The IRS may, in its discretion, accept secondary evidence of the withholding and of the amount of the tax so withheld. Secondary evidence of withholding and payment of tax may include your books of account and the rates of taxation prevailing in Chile during the relevant period. You should consult with your own tax advisors regarding the availability of foreign tax credits or deductions against your taxable income for foreign taxes and the treatment of additional amounts paid in respect of such taxes.

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Taxation of Dispositions. If you are a U.S. holder, when you sell, exchange or otherwise dispose of the notes, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction and your adjusted tax basis in the notes. In the case of a sale, exchange or other disposition of the notes for Euros or other non-U.S. currency, the amount realized for United States federal income tax purposes generally will be the U.S. dollar value of the Euros or other non-U.S. currency that you receive (reduced by an amount, if any, attributable to accrued but unpaid stated interest, which is taxable in the manner described above under “—Taxation of Interest and Additional Amounts”), calculated at the spot rate in effect on the date of the sale, exchange or other disposition. If, however, the notes are traded on an established securities market for United States federal income tax purposes, if you are a cash method U.S. holder or, if you are an electing accrual method U.S. holder, you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate on the settlement date of the sale, exchange or other disposition. The election available to accrual method U.S. holders in respect of notes traded on an established securities market must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

Your adjusted tax basis in a note generally will be the U.S. dollar cost of the note to you, reduced (but not below zero) by any payments other than payments of qualified stated interest made on such note. For these purposes, the U.S. dollar cost is generally the U.S. dollar value of the purchase price in Euros, calculated at the spot rate in effect on the date of purchase (or, if the notes are traded on an established securities market for United States federal income tax purposes and you are a cash method or electing accrual method taxpayer, the spot rate in effect on the settlement date of purchase).

Except as discussed below with respect to foreign currency gain or loss, gain or loss realized by a U.S. holder on such sale, exchange or other taxable disposition generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of the disposition, the notes have been held for more than one year. Certain non-corporate U.S. holders (including individuals) may be eligible for preferential rates of taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations.

Capital gain or loss recognized by a U.S. holder generally will be U.S. source gain or loss. The rules governing foreign tax credits are complex. U.S. holders should consult their own tax advisors as to the foreign tax credit implications of a disposition of the notes.

Gain or loss recognized on the sale, exchange or other taxable disposition of the notes generally will be treated as foreign currency gain or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the notes are held. Any foreign currency gain or loss will be treated as income or loss from sources within the United States. The amount of foreign currency gain or loss recognized on the taxable disposition of the notes (including with respect to accrued interest) will, however, be limited to the amount of overall gain or loss realized on the disposition.

Euros. If you are a U.S. holder, you generally will have a tax basis in any Euros received as interest on, or upon the sale, exchange or other disposition of, a note equal to the U.S. dollar value of the Euros determined at the time of receipt. Any gain or loss realized on a sale or other taxable disposition of the Euros will be treated as income or loss from sources within the United States.

Tax Consequences to Persons Who Are Not U.S. Holders

Under current United States federal income tax law, if you are an individual, corporation, estate or trust and are not a U.S. holder, the interest payments (including any additional amounts) that you receive on the notes generally will be exempt from United States federal income tax, and without any United States withholding tax. However, to receive this exemption you may be required to satisfy certain certification requirements of the IRS to establish that you are not a U.S. holder.

If you are not a U.S. holder, any gain you realize on a sale or exchange (including a deemed sale or exchange) of the notes generally will be exempt from United States federal income tax, and without any United States withholding tax, unless:

•	your gain is effectively connected with your conduct of a trade or business in the United States (and if an income tax treaty applies, it is attributed to a United States permanent establishment), or

•	you are an individual holder and are present in the United States for 183 days or more in the taxable year of the sale or exchange, and either (i) your gain is attributable to an office or other fixed place of business that you maintain in the United States or (ii) you have a “tax home” in the United States.

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Reportable Transactions

If you are a U.S. holder that participates in a “reportable transaction,” you are required to disclose your participation in such transaction to the IRS. The scope and application of these rules is not entirely clear. A U.S. holder may be required to treat a foreign currency exchange loss relating to the notes as a reportable transaction if the loss equals or exceeds US$50,000 in a single taxable year if the U.S. holder is an individual or trust, or if the loss exceeds higher amounts for other U.S. holders. In the event the ownership or disposition of a note constitutes participation in a “reportable transaction” for purposes of these rules, if you are a U.S. holder, you will be required to disclose your investment to the IRS, currently on IRS Form 8886. You should consult with your own tax advisors regarding the application of these rules to the ownership or disposition of the notes.

Foreign Financial Asset Reporting

Certain U.S. holders that own “specified foreign financial assets”, including debt of foreign entities, with an aggregate value in excess of US$50,000 on the last day of the taxable year or US$75,000 at any time during the taxable year may be required to file an information report with respect to such assets with their tax returns, currently on IRS Form 8938. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which would include the notes) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. U.S. Treasury regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. Failure to comply with this requirement may result in the imposition of substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. U.S. holders are urged to consult their tax advisors regarding the application of these reporting requirements to their ownership of the notes.

Backup Withholding and Information Reporting

Information returns may be required to be filed with the IRS in connection with payments made to certain U.S. holders. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the notes. If you are a U.S. holder, you generally will not be subject to a United States backup withholding tax on these payments or proceeds if you provide your taxpayer identification number and certify that you are not subject to backup withholding. If you are not a U.S. holder, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a U.S. holder. You should consult with your own tax advisors concerning these rules and any other reporting obligations that may apply to the ownership or disposition of the notes.

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UNDERWRITING (CONFLICTS OF INTEREST)

Banco Santander, S.A., Crédit Agricole Corporate and Investment Bank, J.P. Morgan Securities plc and Société Générale, and are acting as underwriters of the offering. Subject to the terms and conditions stated in the underwriting agreement related to the notes (the “Euro underwriting agreement”) dated as of                  , 2026, the underwriters have severally but not jointly agreed to purchase, and Chile has agreed to sell to the underwriters, the principal amount of notes set forth opposite the underwriters’ names.

Underwriter	Principal Amount of Notes
Banco Santander, S.A.	€
Crédit Agricole Corporate and Investment Bank	€
J.P. Morgan Securities plc	€
Société Générale	€
Total	€

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters are obligated to purchase all of the notes if they purchase any of the notes. The underwriters propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering of the notes to the public, the underwriters may change the public offering prices. The underwriters may offer and sell the notes through certain of their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Some of the notes will be offered and sold in transactions that are exempt from the registration requirements of the Securities Act pursuant to Regulation S thereunder, and this prospectus supplement may be used in connection with such offers and sales.

The underwriting discount that Chile is to pay to the underwriters in connection with this offering is % of the principal amount of the notes.

In connection with the offering of the notes, Banco Santander, S.A. or any of its affiliates, may over-allot the notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that Banco Santander, S.A., or any person acting for it, will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by Banco Santander, S.A., or any person acting for it, in accordance with all applicable laws and regulations.

Delivery of the notes is expected on or about              , 2026, which will be the business day following the date of pricing of the notes. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to one business day before the settlement date will be required, by virtue of the fact that the notes initially will settle in T+              , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade notes prior to one business day before the settlement date should consult their own advisor.

Chile estimates that its total expenses for this offering will be approximately US$              , a portion of which will be paid by the underwriters.

Chile has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the United States Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

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The notes are offered for sale in the United States, the Americas, Europe and Asia, in jurisdictions where it is legal to make these offers. The distribution of this prospectus supplement and the accompanying prospectus, and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any of these restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

The underwriters will not offer, sell or deliver any of the notes, directly or indirectly, or distribute this prospectus supplement, the accompanying prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will, to the best knowledge and belief of the underwriters, after reasonable investigation, result in compliance with the applicable laws and regulations of such jurisdiction and which will not impose any obligations on Chile, except as set forth in the Euro underwriting agreement.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Chile or Chilean state-owned entities. They have received, or may in the future receive, customary fees and commissions for these transactions. The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of Chile or Chilean state-owned entities. If any of the underwriters or their affiliates has a lending relationship with Chile, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to Chile consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in Chile’s securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Chile has not authorized and does not authorize the making of any offer of notes through any financial intermediary on its behalf, other than offers made by the underwriters with a view to the final placement of the notes. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of the issuer or the underwriters.

Neither Chile nor the underwriters have represented that the notes may be lawfully sold in compliance with any applicable registration or other requirements in any jurisdiction, or pursuant to an exemption, or assume any responsibility for facilitating these sales.

Notice to Prospective Investors in the European Economic Area

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(a)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(b)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Each person in the EEA who receives any communication in respect of, or who acquires any notes under, the offers to the public contemplated in this prospectus supplement, or to whom the notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and Chile that it and any person on whose behalf it acquires notes is not a “retail investor” in the EEA (as defined above).

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Notice to Prospective Investors in the United Kingdom

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the United Kingdom. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(a)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the EUWA; or

(b)	a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA.

Each person in the United Kingdom who receives any communication in respect of, or who acquires any notes under, the offers to the public contemplated in this prospectus supplement, or to whom the notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and Chile that it and any person on whose behalf it acquires notes is not a “retail investor” in the United Kingdom (as defined above).

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to Chile; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

This prospectus supplement is for distribution only to persons who: (i) are outside the United Kingdom; (ii) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Promotion Order; (iii) are persons falling within Articles 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order; or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the notes, constitutes or will constitute a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Netherlands

The notes may not be offered or sold, directly or indirectly, other than to qualified investors (gekwalificeerde beleggers) within the meaning of Article 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht).

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Notice to Prospective Investors in Taiwan

Each underwriter has represented and warranted that the offer of the notes has not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and the notes may not be sold, issued or offered within Taiwan through a public offering or in a circumstance which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan requiring registration or approval of the Financial Supervisory Commission of Taiwan. Each underwriter has represented and warranted that no person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale,, directly or indirectly, in Japan or to, any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore.

Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with the conditions set forth in the SFA. Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Singapore Securities and Futures Act Product Classification-Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1) (c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

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Notice to Prospective Investors in Canada

The notes may be sold only to purchasers in the provinces of Canada purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of the NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the Republic of Korea

The notes may not be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The notes have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the notes may not be re-sold to Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including, but not limited to, government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

Notice to Prospective Investors in Peru

The notes will not be subject to a public offering in Peru. This prospectus supplement and the notes have not been, and will not be, registered with or approved by the Peruvian Superintendency of Capital Markets (Superintendencia del Mercado de Valores, or “SMV”) or the Lima Stock Exchange (Bolsa de Valores de Lima S.A.A.). Accordingly, the notes cannot be offered or sold in Peru, except if (i) the notes are previously registered with the SMV or (ii) such offering is considered to be a private offering under the securities laws and regulations of Peru. The Peruvian securities laws establish, among other things, that an offer directed exclusively to institutional investors (as defined under Peruvian law) qualifies as a private offering. In making an investment decision, institutional investors (as defined under Peruvian law) must rely on their own examination of the terms of the offering of the notes to determine their ability to invest in the notes. No offer or invitation to subscribe for or sell the notes or beneficial interests therein can be made in Peru except in compliance with the securities laws thereof.

Notice to Prospective Investors in Brazil

The offer and sale of the notes have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No 160, dated July 13, 2022, as amended (“CVM Resolution 160”) or unauthorized distribution under Brazilian laws and regulations. The notes will be authorized for trading on organized non-Brazilian securities markets and may only be offered to Brazilian professional investors (as defined by applicable CVM regulation), who may only acquire the notes through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these securities on regulated securities markets in Brazil is prohibited.

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AUTHORIZED REPRESENTATIVE

The authorized representative of Chile in the United States of America is Felipe Allard Soto, Consul General of Chile in New York, whose address is 600 Third Avenue #2808, New York, New York 10016.

VALIDITY OF THE NOTES

The following persons will give opinions regarding the validity of the notes:

•	For Chile:

•	Allen Overy Shearman Sterling US LLP, special New York counsel to Chile; and

•	Morales & Besa Ltda., special Chilean counsel to Chile.

•	For the underwriters:

•	Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to the underwriters; and

•	Garrigues Chile Limitada, special Chilean counsel to the underwriters.

As to all matters of Chilean law, Allen Overy Shearman Sterling US LLP may rely on, and assume the correctness of, the opinion of Morales & Besa Ltda., and Cleary Gottlieb Steen & Hamilton LLP may rely on, and assume the correctness of, the opinion of Garrigues Chile Limitada.

All statements with respect to matters of Chilean law in this prospectus supplement and the prospectus have been passed upon by Morales & Besa Ltda. and Garrigues Chile Limitada.

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GENERAL INFORMATION

Authorization

Chile’s Congress has authorized the issuance of the notes pursuant to Article 3 of Law No. 21,796, published in the Official Gazette on December 12, 2025, and the Executive Power has authorized the issuance of the notes pursuant to Supreme Decree No. 1,784 of the Ministry of Finance, published in the Official Gazette on January 2, 2026. Chile has obtained, or will obtain before the issue date for the notes, the authorizations and authentications necessary under Chilean law for the issuance of the notes.

Litigation

Except for litigation described under “Government Expenditures—Government Litigation” in Chile’s annual report on Form 18-K, as amended, Chile is not involved in any legal or arbitration proceedings (including any such proceedings that are pending or, to Chile’s knowledge, threatened) relating to claims or amounts that could have or have had during the 12 months prior to the date of this prospectus supplement a material adverse effect on Chile’s financial position taken as a whole.

Clearing

The notes have been accepted for clearance and settlement through the clearing systems of Euroclear and Clearstream, Luxembourg. The securities codes are:

ISIN	Common Code

Listing

Application will be made for the notes to be admitted for trading to the ISM of the London Stock Exchange.

Where You Can Find More Information

Chile has filed registration statements relating to its notes, including the notes offered by this prospectus supplement, and warrants with the SEC under the Securities Act. Neither this prospectus supplement nor the accompanying prospectus contains all of the information described in the registration statements. For further information, you should refer to the registration statements.

The registration statements, including its various exhibits are available to the public from the SEC’s web site at https://www.sec.gov/

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PROSPECTUS

Republic of Chile

Debt Securities and Warrants

The Republic of Chile may from time to time offer and sell its debt securities and warrants in amounts, at prices and on terms to be determined at the time of sale and provided in one or more supplements to this prospectus. Chile may also offer debt securities in exchange for other debt securities or that are convertible into new debt securities. Chile may offer securities with an aggregate principal amount of up to US$8,579,454,481 (or the equivalent in other currencies) in the United States. The debt securities will be direct, unconditional and unsecured external indebtedness of Chile. The debt securities will at all times rank at least equally with all other unsecured and unsubordinated external indebtedness of Chile. The full faith and credit of Chile will be pledged for the due and punctual payment of all principal and interest on the securities.

The debt securities will contain “collective action clauses,” unless otherwise indicated in the applicable prospectus supplement. Under these provisions, which differ from the terms of Chile’s public external indebtedness issued prior to December 2, 2014, modifications affecting the reserve matters listed in the indenture (as defined below), including modifications to payment and other important terms, may be made to a single series of debt securities issued under the indenture (including the notes) with the consent of the holders of 75% of the aggregate principal amount outstanding of that series, and to two or more series of debt securities issued under the indenture either (x) with the consent of holders of 75% of the aggregate principal amount of the outstanding debt securities of all the series affected by the proposed modification (taken in aggregate) if the modification is uniformly applicable; or (y) with the consent of the holders of 662/3% of the aggregate principal amount outstanding of all series of debt securities that would be affected and 50% in aggregate principal amount outstanding of each affected series of debt securities.

Chile will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to make offers or sales of securities unless accompanied by a prospectus supplement.

Chile may sell the securities directly, through agents designated from time to time or through underwriters. The names of any agents or underwriters will be provided in the applicable prospectus supplement.

You should read this prospectus and any supplements carefully. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference in them is accurate as of any date other than the date on the front of these documents.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 22, 2022.

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ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the securities Chile may offer. Each time Chile sells securities covered by this prospectus, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the information contained in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement, together with additional information described below under the heading “General Information—Where You Can Find More Information.”

This prospectus is based on information that is publicly available or that Chile has supplied, unless otherwise expressly stated. Chile confirms that:

•	the information contained in this prospectus is true and correct in all material respects and is not misleading as of its date;

•	it has not omitted facts, the omission of which makes this prospectus as a whole misleading; and

•	it accepts responsibility for the information it has provided in this prospectus and will provide in any prospectus supplement.

Chile is a foreign sovereign state. Therefore, it may be difficult for investors to obtain or realize upon judgments of courts in the United States against Chile. Chile will not waive immunity from attachment prior to judgment and attachment in aid of execution under Chilean law with respect to property of Chile located in Chile and with respect to its movable and immovable property which is used by Chile’s diplomatic and consular missions and the residences of the heads of such missions or for military purposes, including such property which is property of a military character or under the control of a military authority or defense agency, since such waiver is not permitted under the laws of Chile. Chile will irrevocably submit to the jurisdiction of any federal or state court in the Borough of Manhattan, The City of New York and will irrevocably waive, to the fullest extent permitted by law, any immunity from the jurisdiction of such courts in connection with any action based upon the securities covered by this prospectus or brought by any holder of securities covered by this prospectus.

Nevertheless, Chile reserves the right to plead sovereign immunity under the U.S. Foreign Sovereign Immunities Act of 1976, or the Foreign Sovereign Immunities Act, with respect to any action brought against it under the U.S. federal securities laws or any state securities laws. In the absence of Chile’s waiver of immunity with respect to such actions, it would not be possible to obtain a U.S. judgment in such an action against Chile unless a court were to determine that Chile is not entitled under the Foreign Sovereign Immunities Act to sovereign immunity with respect to such action.

Even if investors are able to obtain a judgment against Chile, the enforceability in Chile of such a judgment is dependent on such judgment not violating the principles of Chilean public policy.

FORWARD-LOOKING STATEMENTS

The following documents related to Chile’s securities offered by this prospectus may contain forward-looking statements:

•	this prospectus;

•	any prospectus supplement; and

•	the documents incorporated by reference in this prospectus or any prospectus supplement.

Forward-looking statements are statements that are not about historical facts, including statements about Chile’s beliefs and expectations. These statements are based on current plans, estimates and projections, and therefore, you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made. Chile undertakes no obligation to update publicly any of these forward-looking statements in light of new information or future events, including changes in Chile’s economic policy or budgeted expenditures, or to reflect the occurrence of unanticipated events. Forward-looking statements involve inherent risks and uncertainties. Chile cautions you that a number of important factors could cause actual results to differ materially from those expressed in any forward-looking statement. These factors include, but are not limited to:

•	Adverse external factors, such as high international interest rates, changes in copper, mineral or other international prices and recession or low growth in Chile’s trading partners. Changes in international prices and high international interest rates could negatively affect Chile’s current account and could increase budgetary expenditures. Low copper and mineral prices could decrease the government’s revenues and could negatively affect the current account. Recession or low growth in Chile’s trading partners could lead to fewer exports from Chile, induce a contraction in the Chilean economy and, indirectly, reduce tax collections and other public sector revenues and adversely affect the country’s fiscal accounts;

•	A continuation of the COVID-19 pandemic and the resulting need to increase public sector expenditures and debt, in amounts that sometimes could be substantial;

•	Instability or volatility in the international financial markets, including in particular continued or increased distress in the financial markets of the European Union, could lead to domestic volatility, which may adversely affect the ability of the Chilean government to achieve its macroeconomic goals. This could also lead to declines in foreign investment inflows, and in particular portfolio investments;

•	Adverse domestic factors, such as a decline in foreign direct and portfolio investment, increases in domestic inflation, high domestic interest rates, exchange rate volatility and increased political instability, particularly derived from the drafting of a new constitution by Chile’s Constitutional Convention. Each of these factors could lead to lower growth or lower international reserves; and

•	Other adverse factors, such as energy deficits or restrictions, climatic or seismic events, international or domestic hostilities and political uncertainty.

DATA DISSEMINATION

Chile is a subscriber to the International Monetary Fund’s Special Data Dissemination Standard, or SDDS, which is designed to improve the timeliness and quality of information of subscribing member countries. The SDDS requires subscribing member countries to provide schedules indicating, in advance, the date on which data will be released on the so-called “Advance Release Calendar.” For Chile, precise dates or “no-later-than-dates” for the release of data under the SDDS are disseminated for the current month and three months in advance through the Advance Release Calendar, which is published on the Internet under the International Monetary Fund’s Dissemination Standards Bulletin Board. Summary methodologies of all metadata to enhance transparency of statistical compilation are also provided on the Internet under the International Monetary Fund’s Dissemination Standards Bulletin Board. The SDDS’s Internet website is located at http://dsbb.imf.org/Pages/SDDS/Home.aspx. Neither Chile nor any agents or underwriters acting on behalf of Chile in connection with the offer and sale of securities, as contemplated in this prospectus or in any prospectus supplement, accept any responsibility for information included on that website, and its contents are not intended to be incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, Chile will use the net proceeds from the sale of securities offered by this prospectus for the general purposes of the government. Chile may also issue securities to be offered in exchange for any of its outstanding securities.

DESCRIPTION OF THE SECURITIES

This prospectus provides a general description of the debt securities and warrants that Chile may offer. Each time Chile offers securities, Chile will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the updated information in the prospectus supplement.

Debt Securities

Chile will issue the debt securities under an indenture dated as of December 12, 2014 (the “base indenture”), between Chile and The Bank of New York Mellon, as trustee, as amended by the first supplemental indenture, dated as of May 27, 2015 (the “first supplemental indenture” and, together with the base indenture, the “indenture”). Chile has filed the indenture (as supplemented from time to time) and the forms of debt securities with the SEC. The following description summarizes some of the terms of the debt securities and the indenture. This summary does not contain all of the information that may be important to you as a potential investor in the securities. You should read the prospectus supplement, the indenture and the forms of debt securities before making your investment decision.

General

The prospectus supplement relating to any series of debt securities offered will include specific terms relating to the debt securities of that series.

These terms will include some or all of the following:

•	the title;

•	any limit on the aggregate principal amount;

•	the issue price;

•	the maturity date or dates;

•	if the debt securities will bear interest, the interest rate, which may be fixed or floating, the date from which interest will accrue, the interest payment dates and the record dates for interest payment dates;

•	the form of debt security (global or certificated and registered);

•	any mandatory or optional sinking fund provisions;

•	any provisions that allow Chile to redeem the debt securities at its option;

•	any provisions that entitle the holders to repayment at their option;

•	the currency in which the debt securities are denominated and the currency in which Chile will make payments;

•	the authorized denominations;

•	a description of any index Chile will use to determine the amount of principal or any premium or interest payments; and

•	any other terms that do not conflict with the provisions of the indenture.

Chile may issue debt securities in exchange for other debt securities or that are convertible into new debt securities. The specific terms of the exchange or conversion of any debt security and the debt security for which it will be exchangeable or to which it will be converted will be described in the prospectus supplement relating to the exchangeable or convertible debt security.

Chile may issue debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. Chile may also issue debt securities that have floating rates of interest but are exchangeable for fixed rate debt securities.

To the extent different from the discussion below under the heading “Taxation—United States Federal Taxation,” Chile will describe the U.S. federal income tax consequences and other relevant considerations in the prospectus supplement for each offering.

Chile is not required to issue all of its debt securities under the indenture and this prospectus, but instead may issue debt securities other than those described in this prospectus under other indentures and documentation. That documentation may contain different terms from those included in the indenture and described in this prospectus.

Status

The debt securities will constitute direct, general, unconditional and unsubordinated external indebtedness of Chile for which the full faith and credit of Chile is pledged. The debt securities rank and will rank without any preference among themselves and equally with all other unsubordinated external indebtedness (as defined below) of Chile. It is understood that this provision will not be construed so as to require Chile to make payments under the debt securities ratably with payments being made under any other external indebtedness.

For this purpose, “external indebtedness” means obligations of or guaranteed by Chile for borrowed money or evidenced by bonds, notes or other similar instruments denominated or payable in a currency other than Chilean pesos, including those which at the option of any holder are so denominated or payable.

Payment of Principal and Interest

Chile will arrange for payments to be made on global debt securities by wire transfer to the applicable clearing system, or to its nominee or common depositary, as the registered owner of the debt securities, which will receive the funds for distribution to the holders. See “—Global Securities” below.

Chile will arrange for payments to be made on registered certificated debt securities on the specified payment dates to the registered holders of the debt securities. Chile will arrange for such payments by wire transfer or by check mailed to the registered holders at their registered addresses.

If any money that Chile pays to the trustee or to any paying agent to make payments on any debt securities is not claimed at the end of two years after the applicable payment was due and payable, then the money will be repaid to Chile upon Chile’s written request. Chile will hold such unclaimed money in trust for the relevant holders of those debt securities. After any such repayment, neither the trustee nor any paying agent will be liable for the payment.

However, Chile’s obligations to make payments on the debt securities as they become due will not be affected until the expiration of the prescription period, if any, specified in the debt securities. See “—Limitations on Time for Claims” below.

Additional Amounts

All payments by Chile in respect of the debt securities will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Chile, or any political subdivision or taxing authority or agency therein or thereof having the power to tax (for purposes of this paragraph, a “relevant tax”), unless the withholding or deduction of any such relevant tax is required by law. In that event, Chile will pay such additional amounts, including but not limited to, the payment of the 4% withholding tax imposed on payments of interest to holders that are not residents of Chile (“additional amounts”), as may be necessary to ensure that the amounts received by the holders after such withholding or deduction will equal the respective amounts of principal and interest that would have been receivable in respect of the debt securities in the absence of such withholding or deduction; provided, however, that no additional amounts will be payable in respect of any relevant tax:

•	imposed by reason of a holder or beneficial owner of a debt security having some present or former connection with Chile other than merely being a holder or beneficial owner of the debt security or receiving payments of any nature on the debt security or enforcing its rights in respect of the debt security;

•	imposed by reason of the failure of a holder or beneficial owner of a debt security, or any other person through which the holder or beneficial owner holds a debt security, to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Chile of such holder or beneficial owner or other person, if compliance with the requirement is a precondition to exemption from all or any portion of such withholding or deduction; provided that (x) Chile or Chile’s agent has provided the trustee with at least 60 days’ prior written notice of an opportunity to satisfy such a requirement, and (y) in no event shall such holder or beneficial owner or other person’s obligation to satisfy such a requirement require such holder or beneficial owner or other person to provide any materially more onerous information, documents or other evidence than would be required to be provided had such holder or beneficial owner or other person been required to file Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI, W-8EXP and/or W- 8IMY; or

•	imposed by reason of a holder or beneficial owner of a debt security, or any other person through which the holder or beneficial owner holds a debt security, having presented the debt security for payment (where such presentation is required) more than 30 days after the relevant date, except to the extent that the holder or beneficial owner or such other person would have been entitled to additional amounts on presenting the debt security for payment on any date during such 30-day period.

As used in this paragraph, “relevant date” in respect of any debt security means the date on which payment in respect thereof first becomes due or, if the full amount of the money payable has not been received by the trustee on or prior to such due date, the date on which notice is duly given under the indenture to the holders that such monies have been so received and are available for payment. Any reference to “principal” and/or “interest” under the indenture also refers to any additional amounts which may be payable under the indenture.

Chile will pay any present or future stamp, court or documentary taxes or any excise or property taxes, charges or similar levies which arise in Chile or any political subdivision thereof or taxing authority thereof or therein in respect of the creation, issue, execution, initial delivery or registration of the debt securities or any other document or instrument referred to therein. Chile will also indemnify the holders from and against any stamp, court or documentary taxes or any excise or property taxes, charges or similar levies resulting from, or required to be paid by any of them in any jurisdiction in connection with, the enforcement of the obligations of Chile under the debt securities or any other document or instrument referred to therein following the occurrence of any event of default described in “—Default and Acceleration of Maturity.”

Form and Denominations

Unless otherwise provided in the applicable prospectus supplement, Chile will issue debt securities:

•	denominated in U.S. dollars;

•	in fully registered book-entry form;

•	without coupons; and

•	in denominations of US$1,000 and integral multiples of US$1,000.

Redemption, Repurchase and Early Repayment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will not be redeemable before maturity at the option of Chile or repayable before maturity at the option of the holder. Nevertheless, Chile may at any time repurchase the debt securities at any price in the open market or otherwise. Chile may hold or resell debt securities it purchases or may surrender them to the trustee for cancellation.

Negative Pledge

Chile will not grant or allow any lien to be placed on its assets or revenues as security for any of its public external indebtedness unless it contemporaneously grants or allows a lien that provides security on the same terms for Chile’s obligations under any debt securities.

For this purpose:

•	a “lien” means any lien, pledge, mortgage, security interest, deed of trust, charge or other encumbrance or preferential arrangement which has the practical effect of constituting a security interest with respect to the payment of any obligations with or from the proceeds of any assets or revenues of any kind whether in effect on the date of the indenture or at any time thereafter, and

•	“public external indebtedness” is external indebtedness (as described above under “—Status”) that is in the form of, or represented by, bonds, notes or other securities that are or may be quoted, listed or ordinarily purchased or sold on any stock exchange, automated trading system or over-the-counter or other securities market.

However, Chile may grant or agree to certain permitted types of liens as described below:

•	any lien on property to secure public external indebtedness arising in the ordinary course of business to finance export, import or other trade transactions, which matures, after giving effect to all renewals and refinancings, not more than one year after the date on which this type of public external indebtedness was originally incurred;

•	any lien on property to secure public external indebtedness incurred to finance Chile’s acquisition or construction of the property, and any renewal or extension of the lien which is limited to the original property covered by it and which secures any renewal or extension of the original financing without any increase in the amount of the lien;

•	any lien on property arising by operation of any law in force as of the date of this prospectus in connection with public external indebtedness, including without limitation any right of set-off with respect to demand or time deposits maintained with financial institutions and bankers’ liens with respect to property held by financial institutions, which in each case are deposited with or delivered to the financial institutions in the ordinary course of the depositor’s activities;

•	any lien existing on property at the time of acquisition and any renewal or extension of that lien which is limited to the original property covered by the lien and which secures any renewal or extension of the original financing secured by the lien at the time of the acquisition without increasing the amount of the original secured financing;

•	any lien in existence as of the date of the indenture; and

•	any lien securing public external indebtedness incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project, provided that (a) the holders of the public external indebtedness agree to limit their recourse to the assets and revenues of the project as their principal source of repayment and (b) the property over which the lien is granted consists solely of the assets and revenues of the project.

Default and Acceleration of Maturity

Each of the following is an event of default under any series of debt securities:

1.            Non-Payment: Chile’s failure for a period of 30 days to make a payment of principal or interest when due on any debt security of that series; or

2.            Breach of Other Obligations: Chile’s failure to observe or perform any of its covenants or obligations under that series of the debt securities or the indenture for 60 days following written notice to Chile to remedy the failure by the trustee or persons holding debt securities representing 25% of the aggregate principal amount of the debt securities of the affected series outstanding; or

3.            Cross Default:

•	Chile’s failure beyond the applicable grace period to make any payment when due on any public external indebtedness in principal amount greater than or equal to US$20,000,000; or

•	acceleration on any public external indebtedness of Chile in principal amount greater than or equal to US$20,000,000 due to an event of default, unless the acceleration is rescinded or annulled; or

4.            Moratorium: Chile or certain Chilean courts declare a general suspension of payments or a moratorium on payment of its public external indebtedness; or

5.            Validity: Chile, or any governmental entity of Chile which has the legal power to contest the validity of the debt securities, contests the validity of the debt securities of that series in any type of formal proceeding.

If any of the events of default described above occurs and is continuing, holders of at least 25% of the aggregate principal amount of the debt securities of the series then outstanding may declare all the debt securities of that series to be due and payable immediately by giving written notice to Chile, with a copy to the trustee.

Holders holding debt securities representing in the aggregate more than 50% of the principal amount of the then-outstanding debt securities of that series may waive any existing defaults, and their consequences on behalf of the holders of all of the debt securities of that series if:

•	following the declaration that the principal of the debt securities of that series has become due and payable immediately, Chile deposits with the trustee a sum sufficient to pay all outstanding amounts then due on those debt securities (other than principal due by virtue of the acceleration upon the event of default) together with interest on such amounts through the date of the deposit as well as the reasonable fees and compensation of the holders that declared those notes due and payable to the trustee and their respective agents, attorneys and counsel; and

•	all events of default (other than non-payment of principal that became due by virtue of the acceleration upon the event of default) have been remedied.

Suits for Enforcement and Limitations on Suits by Holders

If an event of default for a series has occurred and is continuing, the trustee may, in its discretion, institute judicial action to enforce the rights of the holders of that series. With the exception of a suit to enforce the absolute right of a holder to receive payment of the principal of and interest on debt securities on the stated maturity date therefor (as that date may be amended or modified pursuant to the terms of the debt securities, but without giving effect to any acceleration), a holder has no right to bring a suit, action or proceeding with respect to the debt securities of a series unless: (1) such holder has given written notice to the trustee that a default with respect to that series has occurred and is continuing; (2) holders of at least 25% of the aggregate principal amount outstanding of that series have instructed the trustee by specific written request to institute an action or proceeding and provided an indemnity satisfactory to the trustee; and (3) 60 days have passed since the trustee received the instruction, the trustee has failed to institute an action or proceeding as directed and no direction inconsistent with such written request shall have been given to the trustee by a majority of holders of that series. Moreover, any such action commenced by a holder must be for the equal, ratable and common benefit of all holders of debt securities of that series.

Meetings, Amendments and Waivers—Collective Action

Chile may call a meeting of the holders of debt securities of a series at any time regarding the indenture or the debt securities of the series. Chile will determine the time and place of the meeting. Chile will notify the holders of the time, place and purpose of the meeting not less than 30 and not more than 60 days before the meeting.

In addition, Chile or the trustee will call a meeting of holders of debt securities of a series if the holders of at least 10% in principal amount of all debt securities of the series then outstanding have delivered a written request to Chile or the trustee (with a copy to Chile) setting out the purpose of the meeting.

Within 10 days of receipt of such written request or copy thereof, Chile will notify the trustee and the trustee will notify the holders of the time, place and purpose of the meeting called by the holders, to take place not less than 30 and not more than 60 days after the date on which such notification is given.

Only holders and their proxies are entitled to vote at a meeting of holders. Chile will set the procedures governing the conduct of the meeting and if additional procedures are required, Chile will consult with the trustee to establish such procedures as are customary in the market.

Modifications may also be approved by holders of debt securities of a series pursuant to written action with the consent of the requisite percentage of debt securities of such series. Chile will solicit the consent of the relevant holders to the modification not less than 10 and not more than 30 days before the expiration date for the receipt of such consents as specified by Chile.

The holders may generally approve any proposal by Chile to modify or take action with respect to the indenture or the terms of the debt securities of a series with the affirmative vote (if approved at a meeting of the holders) or consent (if approved by written action) of holders of more than 50% of the outstanding principal amount of the debt securities of that series.

However, holders may approve, by vote or consent through one of three modification methods, any modification, amendment, supplement or waiver proposed by Chile that would do any of the following (such subjects referred to as “reserve matters”):

•	change the date on which any amount is payable on the debt securities;

•	reduce the principal amount (other than in accordance with the express terms of the debt securities and the indenture) of the debt securities;

•	reduce the interest rate on the debt securities;

•	change the method used to calculate any amount payable on the debt securities (other than in accordance with the express terms of the debt securities and the indenture);

•	change the currency or place of payment of any amount payable on the debt securities;

•	modify Chile’s obligation to make any payments on the debt securities (including any redemption price therefor);

•	change the identity of the obligor under the debt securities;

•	change the definition of “outstanding debt securities” or the percentage of affirmative votes or written consents, as the case may be, required to make a “reserve matter modification”;

•	change the definition of “uniformly applicable” or “reserve matter modification”;

•	authorize the trustee, on behalf of all holders of the debt securities, to exchange or substitute all the debt securities for, or convert all the debt securities into, other obligations or securities of Chile or any other person; or

•	change the legal ranking, governing law, submission to jurisdiction or waiver of immunities provisions of the terms of the debt securities.

A change to a reserve matter, including the payment terms of the debt securities, can be made without your consent, as long as the change is approved, pursuant to one of the three following modification methods, by vote or consent by:

•	the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of a series affected by the proposed modification;

•	where such proposed modification would affect the outstanding debt securities of two or more series, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of all of the series affected by the proposed modification, taken in the aggregate, if certain “uniformly applicable” requirements are met; or

•	where such proposed modification would affect the outstanding debt securities of two or more series, whether or not the “uniformly applicable” requirements are met, the holders of more than 662/3% of the aggregate principal amount of the outstanding debt securities of all of the series affected by the proposed modification, taken in the aggregate, and the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the modification, taken individually.

“Uniformly applicable,” as referred to above, means a modification by which holders of debt securities of any series affected by that modification are invited to exchange, convert or substitute their debt securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration. It is understood that a modification will not be considered to be uniformly applicable if each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification electing the same option under such menu of instruments).

Chile may select, in its discretion, any modification method for a reserve matter modification in accordance with the indenture and to designate which series of debt securities will be included for approval in the aggregate of modifications affecting two or more series of debt securities. Any selection of a modification method or designation of series to be included will be final for the purpose of that vote or consent solicitation. If any debt securities issued under the indenture prior to May 5, 2015 are included in a proposed modification affecting two or more series that seeks holder approval pursuant to a single aggregated vote, that modification shall be uniformly applicable (as described above) to all such series.

Before soliciting any consent or vote of any holder of debt securities for any change to a reserve matter, Chile will provide the following information to the trustee for distribution to the holders of debt securities of any series that would be affected by the proposed modification:

•	a description of Chile’s economic and financial circumstances that are in Chile’s opinion, relevant to the request for the proposed modification, a description of Chile’s existing debts and description of its broad policy reform program and provisional macroeconomic outlook;

•	if Chile shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

•	a description of Chile’s proposed treatment of external indebtedness instruments that are not affected by the proposed modification and its intentions with respect to any other major creditor groups; and

•	if Chile is then seeking any reserve matter modification affecting any other series of debt securities, a description of that proposed modification.

For purposes of determining whether the required percentage of holders of the debt securities of a series has approved any amendment, modification or change to, or waiver of, the debt securities or the indenture, or whether the required percentage of holders has delivered a notice of acceleration of the debt securities of that series, debt securities will be disregarded and deemed not to be outstanding and may not be counted in a vote or consent solicitation for or against a proposed modification if on the record date for the proposed modification or other action or instruction hereunder, the debt security is held by Chile or by a public sector instrumentality, or by a corporation, trust or other legal entity that is controlled by Chile or a public sector instrumentality, except that (x) debt securities held by Chile or any public sector instrumentality of Chile or by a corporation, trust or other legal entity that is controlled by Chile or a public sector instrumentality which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee’s right so to act with respect to such debt securities and that the pledgee is not Chile or a public sector instrumentality, and in case of a dispute concerning such right, the advice of counsel shall be full protection in respect of any decision made by the trustee in accordance with such advice and any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information which is in the possession of the trustee, upon the certificate, statement or opinion of or representations by the trustee; and (y) in determining whether the trustee will be protected in relying upon any such action or instructions hereunder, or any notice from holders, only debt securities that a responsible officer of the trustee knows to be so owned or controlled will be so disregarded. Debt securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee’s right so to act with respect to such debt securities and that the pledgee is not Chile or a public sector instrumentality.

As used in the preceding paragraph, “public sector instrumentality” means any department, ministry or agency of Chile, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of that legal entity.

Other Amendments

Chile and the trustee may, without the vote or consent of any holder of debt securities of a series, amend the indenture or the debt securities of the series for the purpose of:

•	adding to Chile’s covenants for the benefit of the holders;

•	surrendering any of Chile’s rights or powers with respect to the debt securities of that series;

•	securing the debt securities of that series;

•	curing any ambiguity or curing, correcting or supplementing any defective provision in the debt securities of that series or the indenture;

•	amending the debt securities of that series or the indenture in any manner that Chile and the trustee may determine and that does not materially adversely affect the interests of any holders of the debt securities of that series; or

•	correcting a manifest error of a formal, minor or technical nature.

Further Issues of Debt Securities

Chile may from time to time, without the consent of the holders, increase the size of the issue of the debt securities, or issue additional debt securities having the same terms and conditions as the debt securities in all respects, except for the issue date, issue price and first payment on those additional debt securities; provided, however, that any additional debt securities subsequently issued that for U.S. federal income tax purposes are not issued pursuant to a “qualified reopening” of the debt securities, are not treated as part of the same “issue” as the debt securities, or have greater than a de minimis amount of original issue discount shall have a separate CUSIP, ISIN or other identifying number from the previously outstanding debt securities. Additional debt securities issued in this manner will be consolidated and form a single series with the previously outstanding debt securities.

Warrants

If Chile issues warrants, it will describe their specific terms in a prospectus supplement. If any warrants are registered with the SEC, Chile will file a warrant agreement and form of warrant with the SEC. The following description briefly summarizes some of the general terms that apply to warrants. You should read the applicable prospectus supplement, warrant agreement and form of warrant before making your investment decision.

Chile may issue warrants separately or together with any debt securities. All warrants will be issued under a warrant agreement between Chile and a bank or trust company, as warrant agent. The applicable prospectus supplement will include some or all of the following specific terms relating to the warrants:

•	the initial offering price;

•	the currency you must use to purchase the warrants;

•	the title and terms of the debt securities or other consideration that you will receive on exercise of the warrants;

•	the principal amount of debt securities or amount of other consideration that you will receive on exercise of the warrants;

•	the exercise price or ratio;

•	the procedures of, and conditions to, exercise the warrants;

•	the date or dates on which you must exercise the warrants;

•	whether and under what conditions Chile may cancel the warrants;

•	the title and terms of any debt securities issued with the warrants and the amount of debt securities issued with each warrant;

•	the date, if any, on and after which the warrants and any debt securities issued with the warrants will trade separately;

•	the form of the warrants (global or certificated and registered), whether they will be exchangeable between such forms and, if registered, where they may be transferred and exchanged;

•	the identity of the warrant agent;

•	any special U.S. federal income tax considerations; and

•	any other terms of the warrants.

The warrants will be direct, unconditional and unsecured obligations of Chile and do not constitute indebtedness of Chile.

Global Securities

The Depository Trust Company, or DTC, Euroclear System, or Euroclear, and Clearstream Banking, société anonyme, or Clearstream, Luxembourg, are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither Chile nor the trustee will be responsible for DTC’s, Euroclear’s or Clearstream, Luxembourg’s performance of their obligations under their rules and procedures.

Additionally, neither Chile nor the trustee will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Chile may issue debt securities or warrants in the form of one or more global securities, the ownership and transfer of which are recorded in computerized book-entry accounts, eliminating the need for physical movement of securities. Chile refers to the intangible securities represented by a global security as “book-entry” securities.

When Chile issues book-entry securities, it will deposit the applicable global security with a clearing system. The global security will be either registered in the name of the clearing system or its nominee or common depositary. Unless a global security is exchanged for certificated securities, as discussed below under “—Certificated Securities,” it may not be transferred, except among the clearing system, its nominees or common depositaries and their successors. Clearing systems include DTC in the United States and Euroclear and Clearstream in Europe.

Clearing systems process the clearance and settlement of book-entry securities for their direct participants. A “direct participant” is a bank or financial institution that has an account with a clearing system. The clearing systems act only on behalf of their direct participants, who in turn act on behalf of indirect participants. An “indirect participant” is a bank or financial institution that gains access to a clearing system by clearing through or maintaining a relationship with a direct participant.

Euroclear and Clearstream, Luxembourg are connected to each other by a direct link and participate in DTC through their New York depositaries, which act as links between the clearing systems. These arrangements permit you to hold book-entry securities through participants in any of these systems, subject to applicable securities laws.

Ownership of Book-Entry Securities

If you wish to purchase book-entry securities, you must either be a direct participant or make your purchase through a direct or indirect participant.

Investors who purchase book-entry securities will hold them in an account at the bank or financial institution acting as their direct or indirect participant. Holding securities in this way is called holding in “street name.”

When you hold securities in street name, you must rely on the procedures of the institutions through which you hold your securities to exercise any of the rights granted to holders. This is because the legal obligations of Chile and the trustee run only to the registered owner of the global security, which will be the clearing system or its nominee or common depositary. For example, once Chile and the trustee make a payment to the registered holder of a global security, they will no longer be liable for the payment, even if you do not receive it. In practice, the clearing systems will pass along any payments or notices they receive from Chile to their participants, which will pass along the payments to you. In addition, if you desire to take any action which a holder of a global security is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry securities to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions. The transactions between you, the participants and the clearing systems will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any legal obligation of Chile or the trustee.

As an owner of book-entry securities represented by a global security, you will also be subject to the following restrictions:

•	you will not be entitled to (a) receive physical delivery of the securities in certificated form or (b) have any of the securities registered in your name, except under the circumstances described below under “—Certificated Securities”;

•	you may not be able to transfer or sell your securities to some insurance companies and other institutions that are required by law to own their securities in certificated form; and

•	you may not be able to pledge your securities in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective.

Cross-Market Transfer, Clearance and Settlement of Book-Entry Securities

The following description reflects Chile’s understanding of the current rules and procedures of DTC, Euroclear and Clearstream, Luxembourg relating to cross-market trades in book-entry securities where Euroclear and Clearstream, Luxembourg hold securities through their respective depositaries at DTC. These systems could change their rules and procedures at any time.

It is important for you to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date, i.e., the date specified by the purchaser and seller on which the price of the securities is fixed.

When book-entry securities are to be transferred from a DTC seller to a Euroclear or Clearstream, Luxembourg purchaser, the purchaser must first send instructions to Euroclear or Clearstream, Luxembourg through a participant at least one business day before the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its New York depositary to receive the securities and make payment for them. On the settlement date, the New York depositary will make payment to the DTC participant through which the seller holds its securities, which will make payment to the seller, and the securities will be credited to the New York depositary’s account. After settlement has been completed, Euroclear or Clearstream, Luxembourg will credit the securities to the account of the participant through which the purchaser is acting. This securities credit will appear the next day (European time) after the settlement date, but will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the securities credit and cash debit will instead be valued at the actual settlement date.

A participant in Euroclear or Clearstream, Luxembourg, acting for the account of a purchaser of book-entry securities, will need to make funds available to Euroclear or Clearstream, Luxembourg in order to pay for the securities on the value date. The most direct way of doing this is for the participant to preposition funds, i.e., have funds in place at Euroclear or Clearstream, Luxembourg before the value date, either from cash on hand or existing lines of credit. The participant may require the purchaser to follow these same procedures.

When book-entry securities are to be transferred from a Euroclear or Clearstream, Luxembourg seller to a DTC purchaser, the seller must first send instructions to and preposition the securities with Euroclear or Clearstream, Luxembourg through a participant at least one business day before the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its New York depositary to credit the book-entry securities to the account of the DTC participant through which the purchaser is acting and to receive payment in exchange. The payment will be credited to the account of the Euroclear or Clearstream, Luxembourg participant through which the seller is acting on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the receipt of the cash proceeds and securities debit will instead be valued at the actual settlement date.

Certificated Securities

Chile will only issue securities in certificated form in exchange for book-entry securities represented by a global security if:

•	the depositary notifies Chile that it is unwilling or unable to continue as depositary, is ineligible to act as depositary or, in the case of DTC, ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934 and Chile does not appoint a successor depositary or clearing agency within 90 days;

•	the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the holders under the debt securities and has been advised by its legal counsel that it should obtain possession of the securities for the proceeding; or

•	Chile elects not to have the securities of a series represented by a global security or securities.

If a physical or certificated security becomes mutilated, defaced, destroyed, lost or stolen, Chile may execute, and the trustee shall authenticate and deliver, a substitute security in replacement. In each case, the affected holder will be required to furnish to Chile and to the trustee an indemnity under which it will agree to pay Chile, the trustee and any of their respective agents for any losses that they may suffer relating to the security that was mutilated, defaced, destroyed, lost or stolen. Chile and the trustee may also require that the affected holder present other documents or proof. The affected holder may be required to pay all taxes, expenses and reasonable charges associated with the replacement of the mutilated, defaced, destroyed, lost or stolen security.

If Chile issues certificated securities, a holder of certificated securities may exchange them for securities of a different authorized denomination by submitting the certificated securities, together with a written request for an exchange, at the office of the trustee as specified in the indenture in New York City, or at the office of any paying agent. In addition, the holder of any certificated security may transfer it in whole or in part by surrendering it at any of such offices together with an executed instrument of transfer.

Chile will not charge the holders for the costs and expenses associated with the exchange, transfer or registration of transfer of certificated securities. Chile may, however, charge the holders for certain delivery expenses as well as any applicable stamp duty, tax or other governmental or insurance charges. The trustee may reject any request for an exchange or registration of transfer of any security made within 15 days of the date for any payment or principal of, or premium or interest on the securities.

Notices

Chile will mail any notices to the holders of the notes at their registered addresses as reflected in the books and records of the trustee. Chile will consider any mailed notice to have been given five Business Days after it has been sent.

All notices to holders will be published in a leading newspaper having general circulation in New York City and London (which is expected to be the Wall Street Journal and Financial Times, respectively).

Trustee

The indenture establishes the obligations and duties of the trustee, the right to indemnification of the trustee and the liability and responsibility, including limitations, for actions that the trustee takes. The trustee is entitled to enter into business transactions with Chile or any of its affiliates without accounting for any profit resulting from these transactions.

Paying Agent; Transfer Agents; Registrar

Chile may appoint paying agents, transfer agents and a registrar with respect to each series of debt securities, which will be listed at the back of the relevant prospectus supplement. Chile may at any time appoint other paying agents, transfer agents and registrars with respect to a series. Chile, however, will at all times maintain a principal paying agent in a United States city and a registrar in New York City for each series until the securities of that series are paid. Chile will provide prompt notice of termination, appointment or change in the office of any paying agent, transfer agent or registrar acting in connection with any series of securities.

Limitation on Time for Claims

To the extent permitted by law, claims against Chile for the payment of principal of, or interest or other amounts due on, the debt securities (including additional amounts) will become void unless made within five years of the date on which that payment first became due.

Jurisdiction, Consent to Service, Enforcement of Judgments and Immunities from Attachment

The debt securities and the indenture provide, and any warrants and warrant agreement will provide, that Chile will appoint and permanently maintain the person acting as or discharging the function of the Consul General of Chile in the City of New York, with an office on the date of this prospectus at 600 Third Avenue #2808, New York, New York 10016. Such Consul General shall act as, and process may be served upon Chile’s process agent in connection with any judicial action or proceeding commenced by any security holder, the trustee, a warrant agent or any underwriter arising out of or relating to the indenture and any warrant agreement, if any, as well as from any debt securities or warrants, if any, issued thereunder, in any New York state or federal court sitting in the City of New York, in either case in the Borough of Manhattan, the City of New York, and any appellate court with jurisdiction over any of these courts.

The process agent will receive on behalf of Chile and its property service of copies of the summons and complaint and any other process, which may be served in any action or proceeding arising out of or relating to the indenture or any warrant agreement, as well as from any debt securities or warrants issued thereunder, in any New York state or federal court sitting in the City of New York, in either case in the Borough of Manhattan, the City of New York, and any appellate court with jurisdiction over any of these courts. Due service of process may be made by officially delivering a copy of the process to Chile, at the address of the process agent, or by any other method permitted by applicable law, but not by mail. In addition, Chile will authorize and direct the process agent to accept such service on its behalf.

Chile is a foreign sovereign state. Consequently, it may be difficult for holders of the securities to obtain judgments from courts in the United States or elsewhere against Chile. Furthermore, it may be difficult for investors to enforce, in the United States or elsewhere, the judgments of United States or foreign courts against Chile. Chile has been advised by Morales & Besa Ltda., special Chilean counsel to Chile, that there is doubt as to the enforceability of liabilities predicated solely upon the U.S. federal securities laws in a suit brought in Chile and as to the enforceability in Chilean courts of judgments of U.S. courts obtained in actions predicated upon the civil liability provisions of the U.S. federal securities laws.

To the extent that Chile may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced arising out of or relating to the indenture and any warrant agreement, as well as out of or relating to any debt securities or warrants issued thereunder, to claim for itself or its revenues or assets any immunity from suit, jurisdiction, attachment in aid of execution of a judgment or prior to a judgment, execution of a judgment or any other legal process with respect to its obligations under the indenture and any warrant agreement, as well as under any debt securities or warrants issued thereunder, and to the extent that in any jurisdiction there may be attributed to Chile this immunity (whether or not claimed) Chile will irrevocably agree not to claim and will irrevocably waive this immunity to the maximum extent permitted by law, except for actions arising out of or based on the U.S. federal securities laws or any state securities laws. However, Chile will not waive immunity from attachment prior to judgment and attachment in aid of execution under Chilean law with respect to property of Chile located in Chile and with respect to its movable and immovable property which is destined to diplomatic and consular missions and to the residence of the head of these missions or to military purposes, including any property, which is property of a military character or under the control of a military authority or defense agency, or the rights and property of the Chilean Central Bank abroad, since this waiver is not permitted under the laws of Chile. Chile agrees that the waivers described in this provision are permitted under the Foreign Sovereign Immunities Act and are intended to be irrevocable for purposes of that Act.

Chile reserves the right to plead sovereign immunity under the Foreign Sovereign Immunities Act with respect to any action brought against it under the U.S. federal securities laws or any U.S. state securities laws. In the absence of a waiver of immunity by Chile with respect to those actions, it would not be possible to obtain a U.S. judgment in an action brought against Chile under the U.S. federal securities laws or state securities laws unless a court were to determine that Chile is not entitled under the Foreign Sovereign Immunities Act to sovereign immunity with respect to the action.

Chile will waive, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any action or proceeding (including appeals) arising out of or relating to the indenture or any warrant agreement, as well as from any debt securities or warrants issued thereunder, the posting of any bond or the furnishing, directly or indirectly, of any other security.

A final judgment obtained against Chile for the payment of a fixed or readily calculable sum of money rendered by any New York State or federal court sitting in the City of New York having jurisdiction under its laws over Chile in an action arising out of the indenture or any warrant agreement, or the debt securities or warrants, if any, issued thereunder, can be enforced against Chile in the courts of Chile without any retrial or re-examination of the merits of the original action as long as the following conditions are met (the satisfaction or non-satisfaction of which is to be determined by the Supreme Court of Chile):

•	if there exists a treaty as to the enforcement of judgments between Chile and the United States, such treaty will be applied. As at the date hereof no such treaty exists between Chile and the United States;

•	if there is no treaty, the judgment will be enforced if there is reciprocity as to the enforcement of judgments (i.e., a United States court would enforce a comparable judgment of a Chilean court under comparable circumstances);

•	if it can be proven that there is no reciprocity, the judgment cannot be enforced in Chile;

•	if reciprocity cannot be proven, the judgment will be enforced if it has not been rendered by default within the meaning of Chilean law, that is, if valid service of process was effected upon the parties to the action, unless the defendant can prove that it was prevented from assuming its defense. Under Chilean law, service of process effected through the mail is not considered proper service of process and, consequently, any judgment rendered in a legal proceeding in which process was served on Chile by means of the mail may be effectively contested by Chile; and

•	if the judgment is not contrary to Chilean public policy and does not affect in any way properties located in Chile, which are, as a matter of Chilean law, subject exclusively to the jurisdiction of Chilean courts.

Any treaty as to the enforcement of foreign judgments entered into in the future between Chile and the United States of America could supersede the foregoing.

To enforce in Chile a judgment of a New York State or federal court sitting in the City of New York rendered in relation to any of the securities, the indenture or any warrant agreement, the judgment must be presented to the Supreme Court of Chile, in a form complying with the authentication requirements of Chilean law, including a translation of the same in Spanish. The Supreme Court will conduct a hearing limited to enforcement and not the merits of the case.

If the Chilean Supreme Court orders Chile to make payment, it shall deliver notice to the Ministry of Finance in this regard, with a copy of such notice to the Council for the Defense of the State (Consejo de Defensa del Estado, or CDE). After receiving a copy of such notice, the President of the Council for the Defense of the State will inform the Ministry of Finance to whom the payment must be made. The Ministry of Finance will then issue a decree instructing the Chilean Treasury (Tesorería General de la República) to make the payment.

Indemnification for Foreign Exchange Rate Fluctuations

Chile’s obligation to any holder under the securities that has obtained a court judgment affecting those securities will be discharged only to the extent that the holder may purchase the currency in which the securities are denominated, referred to as the “agreement currency,” with the judgment currency. If the holder cannot purchase the agreement currency in the amount originally to be paid, Chile agrees to pay the difference. The holder, however, agrees to reimburse Chile for the excess if the amount of the agreement currency purchased exceeds the amount originally to be paid to the holder. If Chile is in default of its obligations under the securities, however, the holder will not be obligated to reimburse Chile for any excess.

Governing Law

The indenture and the securities are governed by and construed in accordance with the law of the State of New York unless otherwise specified in any series of debt securities, except that all matters related to the consent of holders and any modifications to the indenture or the debt securities will always be governed by and construed in accordance with the law of the State of New York.

TAXATION

The following discussion provides a general summary of some of the primary tax consequences of purchasing, owning or selling the debt securities. For further information, you should consult your tax advisor to determine the tax consequences relevant to your particular situation. In addition, you may be required to pay stamp taxes and other charges under the laws of the country where you purchase the debt securities. Chile does not currently have a tax treaty in effect with the United States.

Chilean Taxation

The following is a general summary of the material consequences under Chilean tax law, as currently in effect, of an investment in the debt securities made by a “foreign holder”, as defined below. This summary is based on the tax laws of Chile as in effect on the date of this prospectus supplement, as well as regulations, rulings and decisions of Chile available on or before such date and now in effect. All of the foregoing is subject to change. For this purpose, “foreign holder” means either: (i) in the case of an individual, a person who is neither a resident nor domiciled in Chile (for purposes of Chilean taxation, an individual is (a) deemed a resident of Chile if he or she has remained in Chile for continued or discontinued periods of time that in total exceed 183 days within any period of twelve months and (b) domiciled in Chile if he or she resides in Chile with the actual or presumptive intent of staying in Chile); or (ii) in the case of a legal entity, a legal entity that is organized and exists under the laws of a jurisdiction other than Chile, unless the debt securities are assigned to or held by a branch, agent, representative or permanent establishment of such legal entity in Chile.

Under Chilean law, provisions contained in statutes such as tax rates applicable to foreign investors, the computation of taxable income for Chilean purposes and the manner in which Chilean taxes are imposed and collected may be amended only by another law or international tax treaty. In addition, the Chilean tax authorities enact rulings and regulations of either general or specific application and interpret the provisions of Chilean tax law. Chilean tax law may not be applied retroactively against taxpayers who act in good faith relying on such rulings, regulations or interpretations, but Chilean tax authorities may change their rulings, regulations or interpretations prospectively.

Under Chilean income tax law, payments of interest made by Chile to a foreign holder of the debt securities will be subject to a Chilean interest withholding tax currently assessed at a rate of 4.0%. Chile is required to withhold, declare and pay such withholding tax. As described above, Chile has agreed, subject to specific exceptions and limitations, to pay to the holders Additional Amounts in respect of the Chilean tax in order for the interest the foreign holder receives, net of the Chilean tax on interest income, to equal the amount which would have been received by the foreign holder in the absence of the withholding. See “Description of the Securities—Additional Amounts.” A foreign holder will not be subject to any Chilean withholding taxes in respect of payments of principal made by Chile with respect to the debt securities.

Chilean income tax law establishes that a foreign holder is subject to income tax on income from Chilean sources. For this purpose, income from Chilean sources means earnings from activities performed in Chile or from the operation, sale or disposition of, or other transactions in connection with, assets or goods located in Chile. Capital gains realized on the sale or other disposition by a foreign holder of the debt securities generally will not be subject to any Chilean taxes. The debt securities will be issued outside of Chile and, according to applicable law, held as not located in Chile. Accordingly, any capital gains from a sale or disposition thereof shall not constitute income from Chilean sources subject to Chilean taxes.

Further, under existing Chilean law and regulations, a foreign holder will not be subject to any Chilean taxes in respect of payments of principal made by Chile with respect to the debt securities. Any other payment to be made by Chile (other than interest, premium or principal on the notes and except for some special exceptions granted by Chilean law and tax treaties subscribed by Chile and currently in force) will be subject to up to 35% withholding tax.

A foreign holder (other than a Chilean national) will not be liable for estate, gift, inheritance or similar taxes with respect to its holdings unless the debt securities held by a foreign holder are either (i) located in Chile at the time of such foreign holder’s death, or (ii) if the notes are not deemed located in Chile at the time of a foreign holder’s death, if such debt securities were purchased or acquired with cash obtained from Chilean sources.

The issuance of the debt securities by Chile is exempt from Chilean stamp, registration or similar taxes.

United States Federal Taxation

The following is a summary of certain United States federal income tax consequences resulting from the purchase, ownership and disposition of a debt security and does not purport to be a comprehensive discussion of all the possible United States federal income tax consequences of the purchase, ownership or disposition of the debt securities. This summary is based on the United States federal income tax laws, including the Internal Revenue Code of 1986, as amended (the “Code”), existing, temporary and proposed regulations (“Treasury Regulations”) promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or to different interpretations. It deals only with debt securities that are purchased as part of the initial offering and are held as capital assets by purchasers and does not deal with special classes of holders, such as brokers or dealers in securities or currencies, banks, tax exempt organizations, insurance companies, persons holding debt securities as a hedge or hedged against currency risk or as a part of a straddle or conversion transaction, entities taxed as partnerships or the partners therein, non-resident alien individuals present in the United States for more than 182 days in a taxable year, former United States citizens or residents, United States persons (as defined below) holding the debt securities in connection with a trade or business conducted outside the United States, U.S. citizens or lawful permanent residents living abroad, or United States persons whose functional currency is not the U.S. dollar. Further, it does not address the alternative minimum tax, the Medicare tax on net investment income, special rules for the taxable year of inclusion for accrual basis taxpayers under Section 451(b) of the Code or other aspects of United States federal income or state and local taxation that may be relevant to a holder in light of such holder’s particular circumstances. The tax consequences of holding a particular debt security will depend, in part, on the particular terms of such debt security as set forth in the applicable prospectus supplement. Prospective purchasers of debt securities should consult their own tax advisors concerning the consequences, in their particular circumstances, under the Code and the laws of any other taxing jurisdiction of the purchase, ownership and disposition of the debt securities.

In general, a United States person who holds the debt securities or owns a beneficial interest in the debt securities (a “U.S. holder”) will be subject to United States federal taxation. You are a United States person for United States federal income tax purposes if you are:

•	an individual who is a citizen or resident of the United States,

•	a corporation or other entity organized under the laws of the United States or any state thereof or the District of Columbia,

•	an estate, the income of which is subject to United States federal income taxation regardless of its source, or

•	a trust if (i) a United States court is able to exercise primary supervision over the trust’s administration and (ii) one or more United States persons have the authority to control all of the trust’s substantial decisions.

Tax Consequences to U.S. Holders

Taxation of Interest and Additional Amounts. If you are a U.S. holder, the interest on the debt securities (including any amounts withheld and any additional amounts paid with respect thereto) will generally be subject to United States taxation and will be considered ordinary interest income on which you will be taxed in accordance with the method of accounting you generally use for tax purposes.

Interest payments (including additional amounts) and original issue discount (“OID”), if any, accrued with respect to the debt securities (as discussed below under “—Original Issue Discount”) generally will constitute income from sources without the United States for foreign tax credit purposes. Such income generally will constitute “passive category income.” If you are a U.S. holder, withholding tax levied by the government of Chile will be eligible:

•	for deduction in computing your taxable income, or

•	at your election, for credit against your United States federal income tax liability, subject to generally applicable limitations and conditions.

The availability of the deduction or, if you elect to have the foreign taxes credited against your United States federal income tax liability, the calculation of the foreign tax credit involves the application of rules that depend on your particular circumstances. To benefit from a foreign tax credit or deduction with respect to the Chilean withholding tax, you may be required to furnish to the United States Internal Revenue Service (the “IRS”) a receipt evidencing that tax was withheld and paid by Chile or by a local custodian or other agent on your behalf. Chile does not intend to provide such a receipt or other direct evidence that tax was withheld with respect to interest. The IRS may, in its discretion, accept secondary evidence of the withholding and of the amount of the tax so withheld. Secondary evidence of withholding and payment of tax may include your books of account and the rates of taxation prevailing in Chile during the relevant period. You should consult with your own tax advisors regarding the availability of foreign tax credits and the treatment of additional amounts.

Original Issue Discount

General. The following is a summary of the principal U.S. federal income tax consequences of the ownership of debt securities issued with OID. The following summary does not discuss debt securities that are characterized as contingent payment debt instruments for U.S. federal income tax purposes. In the event Chile issues contingent payment debt instruments the applicable prospectus supplement may describe the material U.S. federal income tax consequences thereof.

A debt security, other than a debt security with a term of one year or less (a “Short-Term Debt Security”), will be treated as issued with OID (a “Discount Debt Security”) if the excess of the debt security’s “stated redemption price at maturity” over its issue price is equal to or more than a de minimis amount (0.25 per cent. of the debt security’s stated redemption price at maturity multiplied by the number of complete years to its maturity). An obligation that provides for the payment of amounts other than qualified stated interest before maturity (an “installment obligation”) will be treated as a Discount Debt Security if the excess of the debt security’s stated redemption price at maturity over its issue price is equal to or greater than 0.25 per cent. of the debt security’s stated redemption price at maturity multiplied by the weighted average maturity of the debt security. A debt security’s weighted average maturity is the sum of the following amounts determined for each payment on a debt security (other than a payment of qualified stated interest): (i) the number of complete years from the issue date until the payment is made multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the debt security’s stated redemption price at maturity. Generally, the issue price of a debt security will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. The stated redemption price at maturity of a debt security is the total of all payments provided by the debt security that are not payments of “qualified stated interest.” A qualified stated interest payment generally is any one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods), or a variable rate (in the circumstances described below under “—Variable Interest Rate Debt Securities”), applied to the outstanding principal amount of the debt security. Solely for the purposes of determining whether a debt security has OID, Chile will be deemed to exercise any call option that has the effect of decreasing the yield on the debt security, and the U.S. holder will be deemed to exercise any put option that has the effect of increasing the yield on the debt security.

U.S. holders of Discount Debt Securities must include OID in income calculated on a constant-yield method before the receipt of cash attributable to the income, and generally will have to include in income increasingly greater amounts of OID over the life of the Discount Debt Securities. The amount of OID includible in income by a U.S. holder of a Discount Debt Security is the sum of the daily portions of OID with respect to the Discount Debt Security for each day during the taxable year or portion of the taxable year on which the U.S. holder holds the Discount Debt Security. The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a debt security may be of any length selected by the U.S. holder and may vary in length over the term of the debt security as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the debt security occurs on either the final or first day of an accrual period. The amount of OID allocable to an accrual period equals the excess of (a) the product of the Discount Debt Security’s adjusted issue price at the beginning of the accrual period and the Discount Debt Security’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the payments of qualified stated interest on the debt security allocable to the accrual period. The “adjusted issue price” of a Discount Debt Security at the beginning of any accrual period is the issue price of the debt security increased by (x) the amount of accrued OID for each prior accrual period and decreased by (y) the amount of any payments previously made on the debt security that were not qualified stated interest payments.

Variable Interest Rate Debt Securities. Debt securities that provide for interest at variable rates (“Variable Interest Rate Debt Securities”) generally will bear interest at a “qualified floating rate” and thus will be treated as “variable rate debt instruments” under Treasury Regulations governing accrual of OID. A Variable Interest Rate Debt Security will qualify as a “variable rate debt instrument” if (a) its issue price does not exceed the total noncontingent principal payments due under the Variable Interest Rate Debt Security by more than a specified de minimis amount, (b) it provides for stated interest, paid or compounded at least annually, at (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (c) it does not provide for any principal payments that are contingent (other than as described in (a) above).

A “qualified floating rate” is any variable rate where variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Interest Rate Debt Security is denominated. A fixed multiple of a qualified floating rate will constitute a qualified floating rate only if the multiple is greater than 0.65 but not more than 1.35. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Interest Rate Debt Security (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Interest Rate Debt Security’s issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate. Under recently finalized U.S. Treasury Regulations, debt securities referencing an IBOR that are treated as having a qualified floating rate for purposes of the above will not fail to be so treated merely because the terms of the debt securities provide for a replacement of the IBOR in the case of a Benchmark Event. In particular, under the regulations, the IBOR referencing rate and the replacement rate are treated as a single qualified rate.

An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based on objective financial or economic information (e.g., one or more qualified floating rates or the yield of actively traded personal property). A rate will not qualify as an objective rate if it is based on information that is within the control of Chile or that is unique to the circumstances of Chile, (although a rate does not fail to be an objective rate merely because it is based on the credit quality of Chile). Other variable interest rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Interest Rate Debt Security will not constitute an objective rate if it is reasonably expected that the average value of the rate during the first half of the Variable Interest Rate Debt Security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Interest Rate Debt Security’s term. A “qualified inverse floating rate” is any objective rate where the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. If a Variable Interest Rate Debt Security provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period and if the variable rate on the Variable Interest Rate Debt Security’s issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a “current value” of that rate. A “current value” of a rate is the value of the rate on any day that is no earlier than 3 months prior to the first day on which that value is in effect and no later than 1 year following that first day.

If a Variable Interest Rate Debt Security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a “variable rate debt instrument”, then any stated interest on the debt security which is unconditionally payable in cash or property (other than debt instruments of Chile) at least annually will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Interest Rate Debt Security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a “variable rate debt instrument” generally will not be treated as having been issued with OID unless the Variable Interest Rate Debt Security is issued at a “true” discount (i.e., at a price below the debt security’s stated principal amount) in excess of a specified de minimis amount. OID on a Variable Interest Rate Debt Security arising from “true” discount is allocated to an accrual period using the constant yield method described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Rate Debt Security.

In general, any other Variable Interest Rate Debt Security that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest on the Variable Interest Rate Debt Security. Such a Variable Interest Rate Debt Security must be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Interest Rate Debt Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Interest Rate Debt Security’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Interest Rate Debt Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Rate Debt Security. In the case of a Variable Interest Rate Debt Security that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Interest Rate Debt Security provides for a qualified inverse floating rate). Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Interest Rate Debt Security as of the Variable Interest Rate Debt Security’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Interest Rate Debt Security is converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the Variable Interest Rate Debt Security is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the general OID rules to the “equivalent” fixed rate debt instrument and a U.S. holder of the Variable Interest Rate Debt Security will account for the OID and qualified stated interest as if the U.S. holder held the “equivalent” fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that these amounts differ from the actual amount of interest accrued or paid on the Variable Interest Rate Debt Security during the accrual period.

If a Variable Interest Rate Debt Security, such as a debt security the payments on which are determined by reference to an index, does not qualify as a “variable rate debt instrument”, then the Variable Interest Rate Debt Security will be treated as a contingent payment debt obligation. The proper U.S. federal income tax treatment of Variable Interest Rate Debt Securities that are treated as contingent payment debt obligations will be more fully described in the applicable prospectus supplement.

Election to Treat All Interest as Original Issue Discount. A U.S. holder may elect to include in gross income all interest that accrues on a debt security using the constant-yield method described above under “—Original Issue Discount—General,” with certain modifications. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest. This election generally will apply only to the debt security with respect to which it is made and may not be revoked without the consent of the IRS. U.S. holders should consult their tax advisers concerning the propriety and consequences of this election.

Taxation of Dispositions. If you are a U.S. holder, when you sell, exchange or otherwise dispose of the debt securities, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction and your adjusted tax basis in the debt securities.

Your adjusted tax basis in a debt security generally will be the cost of the debt security to you, increased by the amount of any OID included in your income with respect to the debt security and the amount, if any, of income attributable to de minimis OID included in your income with respect to the debt security, and reduced by any payments other than payments of qualified stated interest made on such debt security. Your amount realized upon the sale, exchange or retirement of a debt security will be the amount received (reduced by an amount, if any, attributable to accrued but unpaid stated interest, which is taxable in the manner described above under “—Taxation of Interest and Additional Amounts”).

Gain or loss realized by a U.S. holder on such sale or other taxable disposition generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of the disposition, the debt securities have been held for more than one year. Certain non-corporate U.S. holders (including individuals) may be eligible for preferential rates of taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations.

Capital gain or loss recognized by a U.S. holder generally will be U.S. source gain or loss. The rules governing foreign tax credits are complex. U.S. holders should consult their own tax advisors as to the foreign tax credit implications of a disposition of the debt securities.

Foreign Currency Debt Securities

Interest. If an interest payment is denominated in, or determined by reference to, a foreign currency, the amount of income recognized by a cash basis U.S. holder will be the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

An accrual basis U.S. holder may determine the amount of income recognized with respect to an interest payment denominated in, or determined by reference to, a foreign currency in accordance with either of two methods. Under the first method, the amount of income accrued will be based on the average exchange rate in effect during the interest accrual period (or, in the case of an accrual period that spans two taxable years of a U.S. holder, the part of the period within the taxable year).

Under the second method, the U.S. holder may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period (or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year). Additionally, if a payment of interest is actually received within five business days of the last day of the accrual period, an electing accrual basis U.S. holder may instead translate the accrued interest into U.S. dollars at the exchange rate in effect on the day of actual receipt. Any such election will apply to all debt instruments held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder, and will be irrevocable without the consent of the IRS.

Upon receipt of an interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a debt security) denominated in, or determined by reference to, a foreign currency, the accrual basis U.S. holder may recognize U.S. source exchange gain or loss (taxable as ordinary income or loss) equal to the difference between the amount received (translated into U.S. dollars at the spot rate on the date of receipt) and the amount previously accrued, regardless of whether the payment is in fact converted into U.S. dollars.

OID. OID for each accrual period on a Discount Debt Security that is denominated in, or determined by reference to, a foreign currency, will be determined in the foreign currency and then translated into U.S. dollars in the same manner as stated interest accrued by an accrual basis U.S. holder, as described above. Upon receipt of an amount attributable to OID (whether in connection with a payment on the debt security or a sale or disposition of the debt security), a U.S. holder may recognize U.S. source exchange gain or loss (taxable as ordinary income or loss) equal to the difference between the amount received (translated into U.S. dollars at the spot rate on the date of receipt) and the amount previously accrued, regardless of whether the payment is in fact converted into U.S. dollars.

Dispositions. As discussed above under “—Taxation of Dispositions”, a U.S. holder generally will recognize gain or loss on the sale or retirement of a debt security equal to the difference between the amount you realize on the transaction and your adjusted tax basis in the debt securities, in each case as determined in U.S. dollars. U.S. holders should consult their own tax advisors about how to account for proceeds received on the sale or retirement of debt securities that are not paid in U.S. dollars.

A U.S. holder will recognize U.S. source exchange gain or loss (taxable as ordinary income or loss) on the sale or retirement of a debt security equal to the difference, if any, between the U.S. dollar values of the U.S. holder’s purchase price for the debt security (as adjusted for amortized bond premium, if any) (i) on the date of sale or retirement and (ii) the date on which the U.S. holder acquired the debt security. Any such exchange rate gain or loss will be realized only to the extent of total gain or loss realized on the sale or retirement (including any exchange gain or loss with respect to the receipt of accrued but unpaid interest).

Disposition of Foreign Currency. Foreign currency received as interest on a debt security or on the sale or retirement of a debt security will have a tax basis equal to its U.S. dollar value at the time the foreign currency is received. Foreign currency that is purchased generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of purchase. Any gain or loss recognized on a sale or other disposition of a foreign currency (including its use to purchase debt securities or upon exchange for U.S. dollars) will be U.S. source ordinary income or loss.

Tax Consequences to Persons Who Are Not U.S. Holders

Under current United States federal income tax law, if you are an individual, corporation, estate or trust and are not a U.S. holder, the interest payments (including any additional amounts) that you receive on the debt securities generally will be exempt from United States federal income tax, and without any United States withholding tax. However, to receive this exemption you may be required to satisfy certain certification requirements of the IRS to establish that you are not a U.S. holder.

If you are not a U.S. holder, any gain you realize on a sale or exchange (including a deemed sale or exchange) of the debt securities generally will be exempt from United States federal income tax, and without any United States withholding tax, unless:

•	your gain is effectively connected with your conduct of a trade or business in the United States (and if an income tax treaty applies, it is attributed to a United States permanent establishment), or

•	you are an individual holder and are present in the United States for 183 days or more in the taxable year of the sale or exchange, and either (i) your gain is attributable to an office or other fixed place of business that you maintain in the United States or (ii) you have a “tax home” in the United States.

Foreign Financial Asset Reporting

Certain United States holders that own certain foreign financial assets, including debt of foreign entities, with an aggregate value in excess of $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year may be required to file an information report with respect to such assets with their tax returns. Failure to comply with this requirement may result in the imposition of substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. United States holders are urged to consult their tax advisors regarding the application of these reporting requirements to their ownership of the debt securities.

Reportable Transactions

A United States taxpayer that participates in a “reportable transaction” will be required to disclose its participation to the IRS. Under the relevant rules, if the debt securities are denominated in a foreign currency, a U.S. holder may be required to treat a foreign currency exchange loss from the debt securities as a reportable transaction if this loss exceeds the relevant threshold in the regulations ($50,000 in a single taxable year, if the U.S. holder is an individual or trust, or higher amounts for other non-individual U.S. holder), and to disclose its investment by filing Form 8886 with the IRS. A penalty in the amount of $10,000 in the case of a natural person and $50,000 in all other cases is generally imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a transaction resulting in a loss that is treated as a reportable transaction. Prospective purchasers are urged to consult their tax advisors regarding the application of these rules.

Backup Withholding and Information Reporting

Information returns may be required to be filed with the IRS in connection with payments (including payments of accrued OID) made to certain U.S. holders. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are a U.S. holder, you generally will not be subject to a United States backup withholding tax on these payments (including payments of accrued OID) or proceeds if you provide your taxpayer identification number and certify that you are not subject to backup withholding. If you are not a U.S. holder, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a U.S. holder. You should consult with your own tax advisors concerning these rules and any other reporting obligations that may apply to the ownership or disposition of the debt securities.

The Proposed Financial Transaction Tax

The European Commission has published a proposal, or the “Commission’s Proposal”, for a Directive for a common financial transaction tax, or “FTT”, in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia, or the “participating Member States”. However, Estonia has since stated that it will not participate.

The Commission’s Proposal has very broad scope and could, if introduced in its current form, apply to certain dealings in the securities in certain circumstances.

Under current proposals, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT remains subject to negotiation between the participating Member States and the legality of the proposal is uncertain. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate and/or certain of the participating Member States may decide to withdraw.

Prospective holders of the securities are advised to seek their own professional advice in relation to the FTT.

PLAN OF DISTRIBUTION

General

Chile may sell the securities in any of three ways.

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

Each prospectus supplement will set forth, relating to an issuance of the securities:

•	the name or names of any underwriters, dealer/managers or agents;

•	the purchase price of the securities, if any;

•	the proceeds to Chile from the sale, if any;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any agents’ commissions;

•	any initial public offering price of the securities;

•	any concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

If Chile uses underwriters or dealers in a sale, they will acquire the securities for their own accounts and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Chile may offer the securities to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters. The obligations of the underwriters to purchase a particular offering of securities may be subject to conditions. The underwriters may change the initial public offering price or any concessions allowed or reallowed or paid to dealers.

Chile may agree to indemnify any agents and underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended, or the U.S. Securities Act. The agents and underwriters may also be entitled to contribution from Chile for payments they make relating to these liabilities. Agents and underwriters may engage in transactions with or perform services for Chile in the ordinary course of business.

Chile may not publicly offer or sell the securities in Chile unless it so specifies in the applicable prospectus supplement.

Chile may also sell the securities directly or through agents. Any agent will generally act on a reasonable best efforts basis for the period of its appointment.

Chile may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase a particular offering of securities at the public offering price using delayed delivery contracts. These contracts provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts.

Chile may offer the securities to holders of other securities of Chile as consideration for Chile’s purchase or exchange of the other securities. Chile may conduct such an offer either (a) through a publicly announced tender or exchange offer for the other securities or (b) through privately negotiated transactions. This type of offer may be in addition to sales of the same securities using the methods discussed above.

Non-U.S. Offerings

Chile will generally not register under the U.S. Securities Act the securities that it will offer and sell outside the United States. Thus, subject to certain exceptions, Chile cannot offer, sell or deliver such securities within the United States or to U.S. persons. When Chile offers or sells securities outside the United States, each underwriter or dealer will acknowledge that the securities:

•	have not been and will not be registered under the U.S. Securities Act; and

•	may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act.

Each underwriter or dealer will agree that:

•	it has not offered or sold, and will not offer or sell, any of these non-SEC-registered securities within the United States, except pursuant to Rule 903 of Regulation S under the Securities Act; and

•	neither it nor its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts regarding these securities.

OFFICIAL STATEMENTS

Information in this prospectus whose source is identified as a publication of Chile or one of its agencies or instrumentalities relies on the authority of the publication as a public official document of Chile. All other information in this prospectus and in the registration statement for the securities that Chile has filed with the SEC is included as a public official statement made on the authority of Rodrigo Cerda Norambuena, the Minister of Finance.

VALIDITY OF THE SECURITIES

The following persons, whose addresses will appear on the inside back cover of the applicable prospectus supplement or pricing supplement, will give opinions regarding the validity of the securities:

For Chile:

•	As to all matters of Chilean law, Morales & Besa Ltda., special Chilean counsel to Chile, or any other counsel to Chile named in the applicable prospectus supplement; and

•	As to all matters of U.S. law, Linklaters LLP, special New York counsel to Chile, or any other counsel to Chile named in the applicable prospectus supplement.

For the underwriters, if any:

•	As to all matters of Chilean law, any Chilean counsel to the underwriters named in the applicable prospectus supplement; and

•	As to all matters of U.S. law, any U.S. counsel to the underwriters named in the applicable prospectus supplement.

As to all matters of Chilean law, Linklaters LLP, or any other U.S. counsel to Chile named in the applicable prospectus supplement, may rely upon the opinion of any Chilean counsel to the Republic named in the applicable prospectus supplement.

As to all matters of U.S. law, any Chilean counsel to the Republic named in the applicable prospectus supplement, may rely on the opinion of Linklaters LLP, or any other U.S. counsel to Chile named in the applicable prospectus supplement.

AUTHORIZED REPRESENTATIVE

The authorized representative of Chile in the United States of America is Mario Artaza Loyola, Consul General of Chile in New York, whose address is 600 Third Avenue #2808, New York, New York 10016.

GENERAL INFORMATION

Authorization

The Executive Power of Chile will authorize each issuance of the securities by supreme decree. Chile will obtain all consents and authorizations necessary under Chilean law for the issuance of the securities and has obtained all consents and authorizations necessary for the execution of the indenture.

Litigation

Except as described under “Government Expenditures—Government Litigation” in our annual report on Form 18-K, neither Chile nor the Ministry of Finance of Chile is involved in any litigation or arbitration proceeding which is material in the context of the issue of the securities. Chile is not aware of any similarly material litigation or arbitration proceeding that is pending or threatened.

Where You Can Find More Information

Chile has filed a registration statement for the securities with the SEC under the U.S. Securities Act. This prospectus does not contain all of the information described in the registration statement. For further information, you should refer to the registration statement.

Chile is not subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended. Chile commenced filing annual reports on Form 18-K with the SEC on a voluntary basis beginning with its fiscal year ended December 31, 2014. These reports include certain financial, statistical and other information concerning Chile. Chile may also file amendments on Form 18-K/A to its annual reports for the purpose of filing with the SEC exhibits which have not been included in the registration statement to which this prospectus and any prospectus supplements relate. When filed, these exhibits will be incorporated by reference into this registration statement.

The registration statement, including its various exhibits, are available to the public from the SEC’s website at www.sec.gov.

The SEC allows Chile to incorporate by reference some information that Chile files with the SEC. Incorporated documents are considered part of this prospectus. Chile can disclose important information to you by referring you to those documents. The following documents, which Chile has filed or will file with the SEC, are considered part of and incorporated by reference in this prospectus, any accompanying prospectus supplement and any accompanying pricing supplement:

•	Chile’s annual report on Form 18-K for the year ended December 31, 2020 filed with the SEC on June 29, 2021 (File No. 001-02574) (the “2020 Annual Report”);

•	Amendment No. 1 on Form 18-K to the 2020 Annual Report filed with the SEC on June 30, 2021;

•	Amendment No. 2 on Form 18-K/A to the 2020 Annual Report filed with the SEC on July 20, 2021;

•	Amendment No. 5 on Form 18-K/A to the 2020 Annual Report filed with the SEC on September 13, 2021;

•	Amendment No. 8 on Form 18-K/A to the 2020 Annual Report filed with the SEC on December 7, 2021;

•	Amendment No. 9 on Form 18-K/A to the 2020 Annual Report filed with the SEC on January 26, 2022; and

•	Each subsequent annual report on Form 18-K and any amendment on Form 18-K/A filed on or after the date of this prospectus and before all of the debt securities and warrants are sold.

Later information that Chile files with the SEC will update and supersede earlier information that it has filed.

ISSUER

Republic of Chile
The Ministry of Finance
Teatinos 120, Piso 12
Santiago, Chile
Postal Code 8340487

TRUSTEE, REGISTRAR, TRANSFER AGENT AND
PAYING AGENT

The Bank of New York Mellon
240 Greenwich Street, Floor 7E
New York, New York 10286
United States of America
Attn: Global Corporate Trust

PRINCIPAL PAYING AGENT

The Bank of New York Mellon, London Branch
One Canada Square
Canary Wharf
London E14 5AL, England

LEGAL ADVISORS TO CHILE

As to New York law Allen Overy Shearman Sterling US LLP 599 Lexington Avenue New York, New York 10022 United States of America	As to Chilean law Morales & Besa Ltda. Av. Isidora Goyenechea 3477, piso 19, Las Condes, Santiago, Chile Postal Code 7550106

LEGAL ADVISORS TO THE UNDERWRITERS

As to New York law Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 United States of America	As to Chilean law Garrigues Chile Limitada Av. Isidora Goyenechea 3477, Piso 12, Las Condes Santiago, Chile Postal Code 7550106